UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Valaris Limited

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2025

Notice of Annual Meeting of Shareholders and Proxy Statement

VALARIS

OUR PURPOSE

To provide responsible solutions that deliver energy to the world

OUR VALUES

INTEGRITY
Doing the right thing; whether or not anyone is watching.

SAFETY
Causing no harm is always our priority.

RESPECT
Treating others the way we would like to be treated.

EXCELLENCE
Delivering value to the customer while consistently raising the bar on performance.

INGENUITY
Solving problems creatively.

STEWARDSHIP
Safeguarding where we work for the next generation.

OUR STRATEGY

Dear Fellow Shareholders,
We believe that the offshore oil and gas sector will continue to play an important role in providing secure, reliable, and affordable energy to the world. Over the past year, we maintained our focus on delivering outstanding safety and operating performance, converting contract backlog to revenue, and managing costs prudently. This emphasis on execution, combined with our high specification assets and exceptional people, positions us for success.
Delivering safe and efficient operations to our customers
In 2024, our continued focus on delivering safe and efficient operations led to fleetwide revenue efficiency of 97%, an improvement over 2023 and marked the fourth consecutive year in which we achieved at least 96%.
Likewise, our safety performance improved meaningfully in 2024, with our Total Recordable Incident Rate (TRIR) improving by 20% and our Lost Time Incident Rate (LTIR) by 55% compared to the prior year. During the year, we were recognized with safety awards from both the International Association of Drilling Contractors (IADC) and the Center for Offshore Safety.
Safe operating performance would not be possible without our people, and we continued to invest in our employees in 2024.
Over the course of the year, we conducted approximately 318,000 training hours, or an average 73 and 18 hours, respectively, for each offshore and onshore employee. These training hours included the BOLD Leadership program for 340 front-line offshore leaders, 50 IADC WellSharp Well Control courses, more than 50 Enhanced Well Control courses, as well as personalized career pathways to prepare high potential employees for leadership.
Securing attractive long-term contracts
We are focused on securing attractive, long-term contracts for our active rigs that support our future earnings and cash flow. We are willing to be patient to secure the right opportunities for our rigs and are particularly focused on those with customers or in basins where we have visibility into several years of future work.
Prudently managing our fleet
We continue prudently managing our fleet. If a rig is expected to have a meaningful gap between contracts, we will stack it to reduce operating cost until the next contract. In addition, we will retire or divest rigs when the expected economic benefit for an asset does not justify its costs. Consistent with this approach, we recently announced plans to retire three semisubmersibles and sold a stacked jackup.
These actions reduce our costs, benefit our cash flow and further focus our fleet on high-specification assets.
Robust long-term outlook for our business
Demand for hydrocarbons continues to increase and we expect offshore, particularly deepwater, to play an increasingly important role in meeting the world’s growing energy needs.
We see for 2026 and 2027 a robust pipeline of deepwater project approvals, which are expected to be at their highest level in more than a decade. This, in turn, is expected to spur growth in deepwater rig demand through the end of the decade.
Focused on creating long-term value for shareholders
Our long-term outlook is underpinned by the continuing increase in global demand for hydrocarbons and the attractiveness of offshore relative to other sources.
Valaris is well-positioned to help meet this need with our high-specification fleet and operational track record, driving long-term value creation for shareholders.
We thank every member of the Valaris team around the world for their many accomplishments in 2024 and their continued focus on operating safely and efficiently for our customers.
On behalf of our entire global workforce and the Board of Directors, thank you for your support.
Sincerely,

Elizabeth D. Leykum Chair of the Board	Anton Dibowitz Director, President and Chief Executive Officer

valaris.com	2025 Proxy Statement	1

Date and Time June 12, 2025 8:00 a.m. Bermuda time 6:00 a.m. Houston time	Location Juneland Room Hamilton Princess 76 Pitts Bay Road Pembroke, Hamilton HM 08, Bermuda	Who Can Vote Shareholders of Valaris Limited ("Valaris," "we," "us," "our" or the "Company") as of April 15, 2025 are entitled to vote.

Resolution 1 Election of Six Director Nominees Named in the Proxy Statement		Resolution 2 Advisory Vote to Approve Named Executive Officer Compensation		Resolution 3 Approve appointment of KPMG LLP as our Independent Registered Public Accounting Firm and to authorize the Board, acting by its Audit Committee, to set KPMG LLP’s remuneration

“FOR”	Page 9	“FOR”	Page 31	“FOR”	Page 59
each director nominee

Shareholders may also be asked to consider and vote on such other business as may properly come before the meeting and any adjournment or postponement thereof. The Company’s audited financial statements for the year ended December 31, 2024 will also be available at the Meeting and are included in our 2024 annual report to shareholders ("2024 annual report").
Your vote is very important. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions. Voting your shares will help to ensure that your interests are represented at the Meeting. Please review the proxy statement accompanying this notice for more complete information regarding the Meeting and the full text of the resolutions to be proposed at the Meeting.
By Order of the Board of Directors,
Davor Vukadin
Senior Vice President, General Counsel and Secretary
April 17, 2025

How to Vote	Internet www.proxyvote.com Have your proxy card in hand when you access the website and follow the instructions.
Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received no later than 3:00 PM Eastern time on June 11, 2025, which is the voting cutoff time.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 12, 2025. The proxy statement, our 2024 annual report and notice are available without charge at www.proxyvote.com.

2	Valaris Limited	valaris.com

valaris.com	2025 Proxy Statement	3

FORWARD-LOOKING STATEMENTS
Statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” "outlook," “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. The forward-looking statements contained in this proxy statement are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, and we can give no assurance that they will prove to be correct or that any plan, initiative, projection, target, goal, commitment or expectation can or will be achieved. You should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, which is available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statements, except as required by law.
Standards of measurement and performance made in reference to our sustainability targets, plans and goals are based on evolving protocols and assumptions which may change or be refined. Company goals are aspirational and may change. Statements regarding the Company’s goals, including greenhouse gas emissions reduction goals, are not guarantees or promises that they will be met. We may determine to adjust our commitments, goals or targets or establish new ones to reflect changes in our business, operations or plans. The inclusion of information regarding our sustainability initiatives and aspirations is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the SEC. Content available on websites and in documents referenced in this proxy statement are not incorporated by reference herein and are not part of this proxy statement.

4	Valaris Limited	valaris.com

Performance Highlights

Financial Performance
•Generated net income of $369.8 million and Adjusted EBITDA of $485.4 million.
•Generated cash from operating activities of $317.6 million and Free Cash Flow of $124.0 million in the second half of 2024.
•See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

Operational Excellence
•Continued to deliver operational excellence, by delivering revenue efficiency of 97% and being recognized for safety performance by both the International Association of Drilling Contractors and the Center for Offshore Safety.
•Reduced our Total Recordable Incident Rate (TRIR) by 20% and our Lost Time Incident Rate (LTIR) by 55% compared to the prior year. Our safety performance outperformed our offshore peer group's average by more than 50%.
•Reactivated drillship VALARIS DS-7 for a multi-year contract offshore West Africa.

Contracting Success
•Awarded new contracts and extensions in 2024 with associated contract backlog of approximately $1.6 billion.
•Most of the Company's backlog is with large international and national oil and gas companies in key basins.

Financial Management
•Repurchased $125.0 million of shares, representing 2.2 million shares or approximately 3% of the total outstanding share count.
•Continued to prudently manage our fleet to reduce costs for idle rigs and further focus on high-specification assets – demonstrated by warm stacking drillship VALARIS DS-10 after it completed a contract in the third quarter of 2024, announcing plans to retire three semisubmersibles and selling a stacked jackup rig in the first quarter of 2025.

Sustainability Highlights
•Published our 2024 Annual Sustainability Report, which highlights the sustainability efforts that demonstrate our commitment to our purpose, values and communities. The report was prepared in line with the standards of the Task Force on Climate-Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB). We have also included reporting from other frameworks such as the Global Reporting Initiative (GRI) and the Carbon Disclosure Project (CDP), where relevant, and report scope 1, 2 and 3 GHG emissions, among other data.
•Progressed reductions in emissions intensity. We continue to deliver on our emissions reduction roadmap, consisting of four focus areas, energy efficient practices, energy-saving upgrades, biofuel blends and jack-up electrification, and we reduced our emissions intensity by 3.3% for drillships and 3.6% for harsh environment jackups compared to 2019.
•Partnered with customers on their energy transition efforts. Since 2022, six of our jackup rigs have been involved in carbon capture and storage (CCS) projects with customers, including three in 2024.
•Endeavored to support our workforce. We expanded the scope of several programs available to our employees, including mental health, parental leave and caregiver benefits.
•Continued alignment of compensation with safety and sustainability performance. Spill prevention performance continues to be a component for our 2024 Valaris Cash Incentive Plan. Spill prevention performance is a measure that considers the environmental impact of any substances released in the course of our operations. Consistent with prior years, safety (personal and process) was also a component of our 2024 Valaris Cash Incentive Plan.

valaris.com	2025 Proxy Statement	5

Resolution 1 Election of Directors	The Board recommends a vote FOR each director nominee. See page 9

Board Highlights
Board Nominees

Name and Principal Occupation	Age	Independent	Director Since	Current Committee Membership

Elizabeth D. Leykum (Chair of the Board) Founder of Serenade Capital LLC	46	Yes	2021	●	●		●	●
Anton Dibowitz President and Chief Executive Officer of Valaris Limited	53	No	2021					●
Dick Fagerstal Former Executive Chairman of Global Marine Group	64	Yes	2021	●		●
Joseph Goldschmid Managing Director, Oak Hill Advisors, L.P.	39	Yes	2021		●		●	●
Catherine J. Hughes Former Executive Vice President International at Nexen Inc.	62	Yes	2022	●		●	●
Kristian Johansen Chief Executive Officer of TGS ASA	53	Yes	2023		●	●		●

● Chair ● Member

6	Valaris Limited	valaris.com

Proxy Summary
Current Board Skills and Experience

Strategic Planning	Public Company Governance

Business Development / Operations	Senior Executive Leadership

Risk Management	Accounting

Energy Industry, including oilfield services	Environment and Sustainability Practices

Finance / Capital Allocation	Information Technology / Cybersecurity / Artificial Intelligence

Human Capital Management	Legal / Regulatory

International Business

Corporate Governance Highlights

Independent Chair of the Board, separate from Chief Executive Officer
No staggered board – all directors are elected annually
Fully independent Audit, Compensation, Nominating and Governance (“N&G”) and Safety and Sustainability committees
Regular executive sessions of non-executive directors
Majority vote standard for director elections
Director nominees reflect a variety of professional experiences, backgrounds, perspectives and viewpoints
Annual Board and committee evaluations
Our Code of Conduct applies to all officers, directors, employees and full-time contractors, with required annual compliance training. We also expect our business partners and vendors to act consistent with our Code of Conduct
Director, executive officer and vice president share ownership guidelines (including at least six times (6x) base salary multiple for our Chief Executive Officer)
Minimum holding periods for all equity interests of the Company until share ownership guidelines are met
Directors and officers are not permitted to engage in transactions designed to hedge or offset the market value of our equity securities or to pledge our common shares
Average independent director tenure of less than four years

valaris.com	2025 Proxy Statement	7

Proxy Summary

Resolution 2 Advisory Vote to Approve Named Executive Officer Compensation	The Board recommends a vote FOR this resolution. See page 31

2024 Executive Compensation Highlights

Element	Form	Description
Base Salary	Cash	•Provides a fixed, market level of base compensation
Short-Term Incentive Awards	Cash
•Provided under the Valaris Cash Incentive Plan (the "VCIP")
•Earned based on achievement of specified annual financial, operational, sustainability (spill prevention) and safety (personal and process) and strategic team goals

Long-Term Incentive Awards	Shares
•Executive officer awards are provided under the Valaris 2021 Management Incentive Plan (the "MIP") through a combination of restricted share units (“RSUs”) and performance share units (“PSUs”)
•RSUs generally vest over a three-year period
•PSUs are earned based on the attainment of absolute total shareholder return and relative total shareholder return as compared to a peer group over a three-year performance period

2024 Say-on-Pay Vote
97% of the votes cast at our 2024 Annual General Meeting of Shareholders were in favor of our named executive officers' compensation

Resolution 3 Appointment of the Independent Registered Public Accounting Firm	The Board recommends a vote FOR this resolution See page 59

Certain information in this summary is contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2024 fiscal performance, please review our 2024 annual report. The Notice of Internet Availability, or this proxy statement, our 2024 annual report and the notice are first being sent or distributed to shareholders on or about April 17, 2025 and are available, free of charge, at www.proxyvote.com.

8	Valaris Limited	valaris.com

Resolution 1: To elect each of the following as directors of the Company for a term to serve until the next Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with the bye-laws of the Company.

a. Elizabeth D. Leykum	c. Dick Fagerstal	e. Catherine J. Hughes
b. Anton Dibowitz	d. Joseph Goldschmid	f. Kristian Johansen

Each of the nominees is currently a director of the Company and was elected at the 2024 Annual General Meeting of Shareholders to hold office until the Meeting, or until his or her office is otherwise vacated in accordance with the bye-laws of the Company.
If elected, each nominee will serve until the next Annual General Meeting of Shareholders of the Company, which is expected to be held in 2026, or when their respective offices are otherwise vacated in accordance with the bye-laws of the Company.
In December 2021, Valaris entered into a support agreement (as amended, the “Support Agreement”) with Famatown Finance Limited and certain of its affiliates ("Famatown"). Pursuant to the Support Agreement, the Board has nominated Kristian Johansen to stand for election as a director of the Company at the Meeting. Mr. Johansen will resign as a director if, among other things, Famatown's aggregate beneficial ownership falls below the threshold set forth in the Support Agreement. Furthermore, Famatown has agreed to vote with the Board's recommendations for the Company’s resolutions set forth in this proxy statement at the Meeting.
The N&G Committee and the Board have determined that these nominees possess the appropriate mix of skills and characteristics required of Board members. The Board regularly evaluates the composition of the Board in the context of the perceived needs of the Board at a given point in time. In evaluating potential director nominees, our Board evaluates their qualifications as set forth in our Corporate Governance Policy, which is further described on page 19.

The Board recommends that shareholders vote FOR each nominee standing for election as director.

Each of the Board nominees has been nominated by our Board for election at the Meeting. Our bye-laws require majority voting for the election of directors. A nominee seeking election will be elected if a simple majority of the votes cast are cast in favor of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. Each director nominee will be considered separately. You may cast your vote for or against each nominee or abstain from voting your shares in connection with one or more of the nominees.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, but your proxy is executed, the persons designated as proxies will vote the proxies received FOR each nominee.

valaris.com	2025 Proxy Statement	9

Resolution 1: Election of Directors
Board Overview
Current Board Snapshot

Independence	Average Age	Tenure

83 % independent	53 average age

As described under “Director Nominations,” the N&G Committee is responsible for and has evaluated the Board’s composition and current mix of experiences, skills, qualifications and characteristics to determine whether they are appropriate to support oversight of the Company’s strategy and Board responsibilities. The Board believes its current size and composition, including its mix of experiences, skills, qualifications, characteristics and tenure, provide a highly effective and well-functioning Board.

10	Valaris Limited	valaris.com

Resolution 1: Election of Directors
Directors Skills Matrix
The N&G Committee develops and recommends to the Board skills, experience, characteristics and other criteria for identifying and evaluating directors, which will inform the N&G Committee’s annual evaluation of the composition of the Board to assess whether the mix of skills, experience, characteristics and other criteria are currently represented on the Board and those that may be needed in the future.
The following chart shows how these skills and experience, characteristics and other criteria are represented among our six Board directors.

SKILLS AND EXPERIENCE
Strategic Planning Contributes to effectively advising management on important strategic decisions	●	●	●	●	●	●
Risk Management Critical to identifying the types of risks facing our organization and that there are appropriate controls and policies in place to manage such risks	●	●	●	●	●	●
Business Development / Operations Informs an understanding of business opportunities and commercial relationships that are applicable to our organization	●	●	●	●	●	●
Energy Industry, including oilfield services Contributes to a deeper understanding of the industry in which we operate, our business strategy and competition		●	●	●	●	●
Senior Executive Leadership Demonstrates a record of corporate leadership and an understanding of organizations	●	●	●		●	●
International Business Demonstrates knowledge of the overseas markets in which we operate and practical experience with a company operating in multiple countries	●	●	●		●	●
Finance / Capital Allocation Contributes to our evaluation of financial strategy, capital markets and capital structure	●	●	●	●		●
Human Capital Management Assists in engaging with and developing talent at our organization		●	●		●	●
Public Company Governance Demonstrates an understanding of corporate governance practices and trends	●	●	●		●	●
Accounting Assists with the Board’s role in overseeing our financial statements and financial reports	●	●	●			●
Environment and Sustainability Practices Contributes to the Board’s understanding of Sustainability issues and how those issues interact with our business strategy			●	●	●
Information Technology / Cybersecurity / Artificial Intelligence Knowledge or experience that contributes to the Board's understanding of IT, cybersecurity and artificial intelligence	●		●
Legal / Regulatory Assists with navigating the complexities of the legal environments in which we operate				●

valaris.com	2025 Proxy Statement	11

Resolution 1: Election of Directors
Director Nominees

Elizabeth D. Leykum Founder of Serenade Capital LLC Independent Age: 46 Director since: 2021 Chair of the Board Committees: •Audit •Compensation •Nominating and Governance •Strategy
Career Highlights
Elizabeth D. Leykum, our Chair of the Board, has served as founder of Serenade Capital LLC, an investment firm, since May 2016. From October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, a Connecticut-registered investment advisory firm. Prior to joining HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm. Until June 2012, she was a Vice President of ESL Investments, Inc., which she joined in July 2004. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. She has served on the board of Lands’ End, Inc. (NASDAQ: LE) since April 2014, where she was previously chairman of the board, and she served as a director of IES Holdings (NASDAQ: IESC) from April 2021 to September 2024. She graduated Phi Beta Kappa, magna cum laude from Harvard College and received an MBA with distinction from Harvard Business School. With respect to cybersecurity and artificial intelligence qualifications, Ms. Leykum completed the Massachusetts Institute of Technology's course on "Cybersecurity Leadership for Non-Technical Executives" in 2023 and the Harvard Business School Online course "Artificial Intelligence Essentials for Business" in 2024.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Leykum should serve includes her work in investment management, which brings to the Board an ability to analyze, assess and oversee corporate and financial performance, and her public company governance experience.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Business Development / Operations	International Business	Public Company Governance
	Senior Executive Leadership	Finance / Capital Allocation	Information Technology / Cybersecurity / Artificial Intelligence

12	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Anton Dibowitz President and Chief Executive Officer of Valaris Age: 53 Director since: 2021 Committees: •Strategy (Chair)
Career Highlights
Anton Dibowitz became the President and Chief Executive Officer of Valaris in December 2021, following his service as the Company’s interim President and Chief Executive Officer since September 2021. Mr. Dibowitz joined the Valaris Board in July 2021. Prior to joining the Board, he served as an advisor of Seadrill Ltd., a global offshore drilling contractor, from November 2020 until March 2021. He served as Chief Executive Officer of Seadrill Ltd. from July 2017 until October 2020. Seadrill Ltd. filed for bankruptcy in September 2017. Prior to this, Mr. Dibowitz served as Executive Vice President of Seadrill Management from June 2016, and as Chief Commercial Officer from January 2013. He has over 20 years of drilling industry experience. Prior to joining Seadrill, Mr. Dibowitz held various positions within tax, process reengineering and marketing at Transocean Ltd. and Ernst & Young LLP. He is a Certified Public Accountant and a graduate of the University of Texas at Austin where he received a Bachelor’s degree in Business Administration, and Master’s degrees in Professional Accounting (MPA) and Business Administration (MBA).
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Dibowitz should serve as a director include his extensive managerial and industry experience, including prior Chief Executive Officer experience.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation
	Senior Executive Leadership	Human Capital Management

valaris.com	2025 Proxy Statement	13

Resolution 1: Election of Directors

Dick Fagerstal Former Executive Chairman of the Global Marine Group Independent Age: 64 Director since: 2021 Committees: •Audit (Chair) •Safety and Sustainability
Career Highlights
Dick Fagerstal currently serves as the Chairman of the Board of Tidewater Inc. (NYSE: TDW), in addition to serving as a member of its audit committee, nomination & governance committee and safety & sustainability committee. He has served on its board of directors since 2017. Mr. Fagerstal served as Executive Chairman of the Global Marine Group, based in Chelmsford, United Kingdom, a subsea cable installation and maintenance business operating globally in the telecoms, offshore renewables, and oil and gas sectors, from February 2020 to March 2023. Mr. Fagerstal continued to serve as a director of Global Marine Group until the sale of the business in March 2025. From 2014 to 2020 Mr. Fagerstal served as Chairman & Chief Executive Officer of Global Marine Holdings LLC, which was the prior owner of the business. He served as an Independent Director of Frontier Oil Corporation, Manila, Philippines from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance & Corporate Development from 2003 to 2014 and Vice President Finance & Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: CKH). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and Director of Era Group Inc. (NYSE: ERA) from 2011 to 2012 and was the Senior Vice President, Chief Financial Officer, and Director of Chiles Offshore Inc. (AMEX: COD) from 1997 to 2002. From 1986 to 1997, Mr. Fagerstal served as a senior banker at DNB ASA in New York with a focus on the maritime and energy services industries, and before he started his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal received a B.S. in Economics and Law from the University of Gothenburg and an M.B.A. in Finance from New York University, as a Fulbright Scholar. With respect to cybersecurity and artificial intelligence qualifications, Mr. Fagerstal obtained a National Association of Corporate Directors (NACD) Cybersecurity Certification in 2021 and completed the Harvard University course "Cybersecurity: The Intersection of Policy and Technology" in 2020 and completed Stanford University and Harvard University coursework on artificial intelligence governance in 2025. Mr. Fagerstal also obtained an NACD Directorship Certification in 2023.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Fagerstal should serve as a director include his business, finance and accounting background. In addition, his knowledge of the energy, renewables and maritime industries contributes to our Board’s ability to monitor the risks facing our company.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation	Environment and Sustainability Practices
	Senior Executive Leadership	Human Capital Management	Information Technology / Cybersecurity / Artificial Intelligence

14	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Joseph Goldschmid Managing Director at Oak Hill Advisors, L.P. Independent Age: 39 Director since: 2021 Committees: •Compensation (Chair) •Nomination and Governance •Strategy
Career Highlights
Joseph Goldschmid has served as a Managing Director with a primary focus on stressed, distressed and special situations investments at Oak Hill Advisors, L.P. ("OHA"), an alternative investment firm with over $70 billion under management across performing and distressed credit related investments in North America, Europe and other geographies, since November 2019. At OHA, Mr. Goldschmid covers a variety of industries including energy and renewables in addition to serving on the firm's ESG Committee. Prior to joining OHA, Mr. Goldschmid was a Director in the Distressed & Special Situations Group at Angelo Gordon, a global alternative investment manager, from January 2016 to August 2019. During his career, Mr. Goldschmid has led numerous high-profile restructuring cases and served on many official and ad hoc creditor committees. Before joining Angelo Gordon, Mr. Goldschmid worked in the Restructuring and Special Situations Group at The Blackstone Group and PJT Partners. Mr. Goldschmid began his career as an Analyst at Morgan Stanley. Mr. Goldschmid previously served on the Board of Directors for Expro Group. Mr. Goldschmid holds a B.S. degree from the Massachusetts Institute of Technology, an M.B.A. from Columbia Business School and a J.D. from Columbia Law School, where he was a James Kent Scholar.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Goldschmid should serve as a director include his prior management and governance experience from overseeing various investments in a variety of industries, including the energy industry.

Skills and Experience:
	Strategic Planning / Development	Finance / Capital Allocation	Environment and Sustainability Practices
	Energy Industry, including oilfield services	Risk Management
	Business Development / Operations	Legal / Regulatory

valaris.com	2025 Proxy Statement	15

Resolution 1: Election of Directors

Catherine J. Hughes Former Executive Vice President International at Nexen Inc. Independent Age: 62 Director since: 2022 Committee: •Audit •Nominating and Governance (Chair) •Safety and Sustainability (Chair)
Career Highlights
Catherine J. Hughes has served as a non-executive director of Shell plc since 2017, including as Chair of its sustainability committee. Ms. Hughes was previously Executive Vice President International at Nexen Inc. from January 2012 until her retirement in April 2013, where she was responsible for all oil and gas activities including exploration, production, development and project activities outside Canada. Ms. Hughes joined Nexen in 2009 as Vice President Operational Services, Technology and Human Resources. Prior to joining Nexen, she was Vice President Oil Sands at Husky Oil from 2007 to 2009 and Vice President Exploration & Production Services, from 2005 to 2007. Ms. Hughes started her career with Schlumberger in 1986 and held key positions in various countries, including France, Italy, Nigeria, the UK and the USA, and was President of Schlumberger Canada Ltd for five years. Ms. Hughes has previously held non-executive director positions at SNC-Lavalin Group Inc, Statoil ASA and Precision Drilling Inc. Ms. Hughes received a B.Sc. in electrical engineering from the Institut National des Sciences Appliquées de Lyon, France.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Hughes should serve as a director include her over 30 years of experience in the oil and natural gas industry as well as her knowledge of operations and human resources, including experiences at senior executive roles.

Skills and Experience:
	Strategic Planning / Development	International Business	Environment and Sustainability Practices
	Energy Industry, including oilfield services	Human Capital Management
	Business Development / Operations	Risk Management
	Senior Executive Leadership	Public Company Governance

16	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Kristian Johansen Chief Executive Officer of TGS ASA Independent Age: 53 Director since: 2023 Committee: •Compensation •Safety and Sustainability •Strategy
Career Highlights
Kristian Johansen has served as the Chief Executive Officer of TGS ASA, a leading global energy data and intelligence company, since March 2016. He joined TGS in 2010 as the Chief Financial Officer before becoming the Chief Operating Officer in early 2015. Kristian has almost 20 years of executive experience for public companies in the construction, technology, and energy industries. Mr. Johansen currently serves on the board of directors of International Seaways (NYSE: INSW) and has served as a board member and chair of several energy industry associations. Mr. Johansen earned his undergraduate and master’s degrees in business administration from the University of New Mexico in 1998 and 1999.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Johansen should serve as a director include his senior executive leadership experience across multiple industries, particularly within the oil and natural gas sector.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation
	Senior Executive Leadership	Human Capital Management

Determination of Independence
Our bye-laws and Corporate Governance Policy state that at least a majority of the Board shall be independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards. Except with respect to their directorships, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board’s Audit, Compensation, N&G and Safety and Sustainability Committees. In this regard, our Board has determined that the following director nominees and directors who served on the Board during 2024 are independent and have no material relationship with us: Ms. Leykum, Mr. Fagerstal, Mr. Goldschmid, Ms. Hughes, Mr. Johansen as well as Deepak Munganahalli and James W. Swent, III (former directors). Accordingly, 83% of our current Board is independent.
Our Corporate Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under this policy, the other directors shall then meet in executive session, determine whether the change of occupation impacts the director’s independence or creates a conflict of interest and decide whether to accept or reject the pro-forma resignation.

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Resolution 1: Election of Directors
Director Nominations
The N&G Committee, with input from other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when appropriate, we may retain the services of a third party to identify, evaluate and assist the N&G Committee and the Board in evaluating potential director nominees. Our Board is responsible for nominating individuals to serve as directors.

Pursuant to our Corporate Governance Policy, candidates nominated for election or re-election to our Board should possess the following qualifications:

•personal characteristics:
•highest personal and professional ethics, integrity and values,
•an inquiring and independent mind, and
•practical wisdom and mature judgement;
•experience at the policy-making level in business, government or education;
•expertise that is useful to our Company and complementary to the background and experience of other Board members (e.g., previous executive and board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and natural gas industry are considered to be desirable);

•willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;
•commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;
•willingness to represent the best interests of all shareholders and objectively appraise management performance; and
•no involvement in activities or interests that create a conflict with the director’s responsibilities to us and our shareholders.

The N&G Committee will evaluate the qualifications of each director candidate, including any nominees recommended by shareholders, against these criteria in making recommendations to our Board concerning director nominations. The N&G Committee is responsible for assessing the appropriate mix of experiences, skills, qualifications and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the criteria listed above as deemed necessary. A balance of experiences, backgrounds, perspectives and viewpoints for the Board as a whole may be taken into account favorably in considering individual candidates, and these are some of the many factors that the N&G Committee may consider when identifying individuals for Board membership. The Board currently consists of four male directors and two female directors.
The N&G Committee may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and recruiting firms retained for such purpose. The N&G Committee uses the same criteria for evaluating candidates regardless of the source of referral.
Shareholder Nominations
The N&G Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration by the N&G Committee may do so by writing our Company Secretary at our principal executive offices and following the requirements of our bye-laws for director nominations referred to in the “Information for Shareholder Proposals at the 2026 Annual General Meeting of Shareholders” section of this proxy statement.

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Corporate Governance Policy
We have adopted a Corporate Governance Policy, which includes governance guidelines that assist the Board and its committees in the exercise of their responsibilities under applicable law and the listing standards of the NYSE.
These governance guidelines provide a framework for the Company’s governance and the Board’s activities, covering such matters as Board membership criteria, director independence, Board meetings, Board structure, Board access to management and independent advisors, limitations on outside directorships and leadership roles on other boards of directors, conflicts of interest, director compensation, shareholder communications to the Board, director attendance at shareholder meetings, evaluation of Board and Chief Executive Officer performance, management succession planning, risk oversight, share ownership guidelines and other corporate governance practices and principles.

Key provisions of the Corporate Governance Policy include:
•Independent directors meet at regularly scheduled executive sessions without the presence of the Chief Executive Officer and other Company personnel at each regular Board meeting.
•Independent directors may convene such sessions during any Board meeting or by notice of a special Board meeting.
•Independent directors have open access to management and Valaris' independent advisors, such as attorneys or auditors.
•Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.
•The Chair of the Board leads executive sessions of the independent directors and serves as the interface between the independent directors and the Chief Executive Officer in communicating the matters discussed during executive sessions, including feedback to the Chief Executive Officer. The Board believes that this structure facilitates full and frank discussions among all independent directors. The Chair of the Board also:
•develops an appropriate schedule of Board meetings and reviews in advance the agenda for Board meetings and Board committee meeting schedules as prepared by the Chief Executive Officer and the Secretary;
•develops standards as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management;
•develops the agendas for, and serves as chair of, the executive sessions of the Board’s independent directors; and
•participates in recommendations regarding recruitment of new directors, management succession planning and annual Board performance and Chief Executive Officer evaluations.
•To assure that directors will be able to devote proper attention to their duties and responsibilities as members of the Board, directors may not serve on more than three other for-profit company boards without prior Board approval, and directors who are executive officers of a public company may not serve on the board of more than one other for-profit public company (in addition to the Company’s Board). Based upon their current board commitments, all director nominees are in compliance with our Corporate Governance Policy regarding director commitments as of our 2025 Annual Meeting.

Our Corporate Governance Policy is available in the Governance Documents section under About on our website (www.valaris.com). Paper copies also are available upon request without charge. Such requests should be directed to Investor Relations at 5847 San Felipe, Suite 3300, Houston, Texas 77057.

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Corporate Governance
Board and Committee Structure
Board Leadership Structure
The Board believes separation of the Chair of the Board and Chief Executive Officer currently best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of its shareholders and the Company’s overall corporate governance.
The Board also believes the separation of these roles lets Mr. Dibowitz focus on managing the Company, its operations and strategic direction, allowing him to leverage the Chair of the Board’s experience and perspectives. In addition, the Board believes that this leadership structure provides an effective framework for addressing the risks facing our Company, as discussed under “Risk Oversight.” The Board has authority to modify this structure to best address the Company’s circumstances and advance the best interests of shareholders as and when appropriate.
Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, members of management and independent oversight of the Company’s operational, fiscal and risk mitigation activities. These governance practices are reflected in our Corporate Governance Policy and the committee charters, all of which are available on our website in the Governance Documents section under About on our website (www.valaris.com).
Board Committees
Audit Committee
Members: Dick Fagerstal (Chair), Catherine Hughes and Elizabeth D. Leykum
Number of meetings in 2024: 8
•The members meet the independence criteria for audit committee members prescribed by the NYSE.
•None of the members of our Audit Committee serve on more than three public company audit committees.
•Our Board has determined that Mr. Fagerstal and Ms. Leykum meet the requisite SEC criteria to qualify as audit committee financial experts, and each of the members of our Audit Committee is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board and the Audit Committee considered the relevant academic and professional experience of Mr. Fagerstal and Ms. Leykum.

RESPONSIBILITIES INCLUDE:
•engage the independent auditors to examine, review and audit our consolidated financial statements;
•review the general scope of services to be rendered by the independent auditors;
•pre-approve all services of the independent auditors and authorize payment of their associated fees;
•discuss with management the adequacy and effectiveness of our internal controls over financial reporting;
•in conjunction with the Safety and Sustainability Committee, discuss with management the Company's disclosure controls and procedures over environmental and sustainability reporting data and disclosures;
•review with management our earnings releases, quarterly financial statements and annual audited financial statements along with certain other disclosures;
•review, approve and oversee related party transactions and monitor compliance with our Code of Conduct; and
•provide oversight of risks associated with the Company’s financial performance, information technology and cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures.

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Corporate Governance
Compensation Committee
Members: Joseph Goldschmid (Chair), Kristian Johansen and Elizabeth D. Leykum
Number of meetings in 2024: 6
•The members of the Compensation Committee meet the independence criteria for compensation committee members prescribed by the NYSE.
•None of the members of our Compensation Committee serve on more than three public company compensation committees.

RESPONSIBILITIES INCLUDE:
•review and approve executive compensation, including matters regarding our benefit plans, independently or in conjunction with our Board, as appropriate;
•review with management and approve any significant changes to the Company’s compensation structure and benefit plans;
•oversee administration of the Company’s incentive-compensation and equity-based compensation plans, including the corporate goals and objectives applied to the compensation of the Company’s executives;
•oversee the administration of the Company’s clawback policy in consultation with the Audit Committee (other than with respect to the CEO and any other executive director), and review and recommend changes in the policy to the Board from time to time as appropriate;
•oversee compliance with SEC rules and regulations governing executive compensation; and
•evaluate appropriate compensation levels for non-executive directors.

Nominating and Governance Committee
Members: Catherine J. Hughes (Chair), Joseph Goldschmid and Elizabeth D. Leykum
Number of meetings in 2024: 6
•The members of the Nominating and Governance Committee meet the independence criteria for nominating committee members prescribed by the NYSE.

RESPONSIBILITIES INCLUDE:
•select, identify and screen candidates for nomination to our Board;
•recommend the composition of committees of our Board;
•recommend our slate of officers;
•oversee the Company’s engagement with shareholders on the subject of governance matters of significance to the Board and make recommendations to the Board regarding its involvement in related shareholder engagement;
•oversee and recommend matters of corporate governance, independently or in conjunction with our Board, as appropriate;
•involvement in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities; and
•Together with the Chair, prepare a directors' annual assessment of the performance of the Board and each committee and present said assessment to the Board.

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Corporate Governance
Safety and Sustainability Committee
Members: Catherine J. Hughes (Chair), Dick Fagerstal and Kristian Johansen
Number of meetings in 2024: 5

RESPONSIBILITIES INCLUDE:
•assist the Board in its oversight with respect to the areas of (1) process safety and personal safety (collectively, “Safety”); and (2) sustainability, including environmental and social matters as commonly included in environmental social governance standards and assessments (other than human capital and other matters in which oversight is managed by the Board) (collectively, “Sustainability”);
•oversee the Company's policies, programs and strategies relating to Safety and Sustainability matters;
•review and discuss with management the Company’s policies and programs on risk assessment and management of Safety and Sustainability related matters, including the manner in which current and emerging risks are identified, evaluated and managed that affect or could affect the Company;
•review updates from management on material Safety audits and high potential incident investigations;
•review updates from management regarding the Company's Safety and Sustainability activities;
•oversee the establishment of appropriate Safety and Sustainability targets, including greenhouse gas reduction targets, review Safety and Sustainability targets for inclusion in the Company's bonus plans (in conjunction with the Compensation Committee) and monitor the Company's performance against those goals;
•review with management the Company’s disclosures regarding Safety and Sustainability matters (in conjunction with other committees or the Board, as appropriate), including the Company’s annual Sustainability Report; and
•certain social and corporate governance responsibilities set forth in the Safety and Sustainability Committee charter may also fall within the purview of other committees or may be considered by the Board.

Strategy Committee
The Strategy Committee is responsible for assisting the Board in overseeing the Company’s strategic mergers and acquisitions (M&A) opportunities. Its members include Anton Dibowitz (Chair), Joseph Goldschmid, Kristian Johansen and Elizabeth D. Leykum.
Director Engagement
Meetings and Attendance
The Board met 20 times during the year ended December 31, 2024. The Board has five committees, the Audit Committee, N&G Committee, Compensation Committee, Safety and Sustainability Committee and Strategy Committee. During 2024, each incumbent director attended at least 90% of the meetings held by the Board and the committees of which he or she was a member.
The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Board and during other meetings held throughout the year. Only independent directors serve on the Board’s Audit, Compensation, N&G and Safety and Sustainability Committees.
Our Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board shall attend our annual general meetings of shareholders and also are encouraged to attend any and all other general meetings that may be duly convened. Seven of the eight directors serving on the Board attended the 2024 Annual General Meeting of Shareholders.

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Corporate Governance
Director Education and Orientation Program
The Company provides an orientation process and continuing education for Board members to enable them to stay current on developments related to their Board and committee service.
New Director Orientation
When new directors join the Board, the Company provides a tailored orientation and onboarding process. Following their orientation, new directors should know key information about the Company’s business, strategy, leadership and structure and be well-informed about their responsibilities and duties as directors and have access to resources, information and contacts that will allow them to be effective directors.
Continuing Education
Our directors' continuing education has come from a combination of outside programs, presentations by customers, vendors and other key business partners, participation in management or third party-led programs and visits to operational locations. Recent topics have included industry and operational matters, various sustainability matters, artificial intelligence, cybersecurity, recent regulatory developments, emerging risk areas and other topics relevant for Board oversight. The Company’s directors are encouraged to participate in continuing education programs to enhance their effectiveness on the Company’s Board. The Company reimburses directors for continuing education programs.
Outside the Boardroom
Throughout their service, our directors have regular discussions with each other and the Company's leadership outside of regularly scheduled Board and committee meetings in order to share ideas and perspectives, build relationships and gain a deeper understanding of the Company’s business.
Board Evaluations
Board and committee evaluations play a critical role in ensuring the effective functioning of our Board. Each year, our Board conducts an evaluation in order to assess its effectiveness, review our governance practices and policies, and identify areas for enhancement. As provided in their respective charters, each of our Board’s standing committees also conducts an evaluation process annually. The N&G Committee, in consultation with our Chair, reviews and determines the overall process of our Board’s annual evaluation. The current Board and committee evaluation process involves an annual evaluation by each director of the Board as a whole and each committee on which he or she serves. Our Board’s and each committee’s evaluation includes a review of the Corporate Governance Policy and its committee charter to consider any proposed changes.
Each year, the N&G Committee, in consultation with the Chair, also considers whether to engage a third party to assist the Board in conducting its evaluation. For each of the three prior years, the Board has engaged a third party to help facilitate its annual evaluation process.
The results of the evaluation process provide valuable insight regarding areas of effectiveness and opportunities for improvement. The Board and each committee discuss the findings and make changes as deemed necessary to improve director communications and the overall effectiveness of Board and committee meetings. For example, findings in previous years have led to changes in Board and committee composition and oversight responsibilities, including adding safety oversight responsibilities to the Safety and Sustainability Committee (See "Safety and Sustainability Committee" above) and areas for further director education.
In addition, each year, the independent directors meet in executive session to evaluate the performance of the CEO. The N&G Committee, in conjunction with the chair of the Compensation Committee, coordinates a process for the CEO annual evaluation, which has been guided by an independent third party in recent years.
Oversight by Our Board
Risk Oversight
The Board and its committees oversee the management of enterprise-wide risks. The Company faces a broad array of risks, such as those related to macroeconomic and market conditions, commodity prices, strategic decisions, significant operating risks and disruptions. The Board exercises its role of risk oversight in a variety of ways, including the following:

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Corporate Governance

Board of Directors
•The Board regularly reviews the Company’s financial condition and results of operations and discusses various strategies as it deems appropriate considering market conditions facing the Company.
•The Board annually approves the Company's budget, with subsequent approval required for any significant variations.
•The Board receives reports regarding the Company’s insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.
•The Board oversees the Company’s management of risk in the areas of health, safety and environment. For example, the Board reviews statistics regarding safety incidents, including an in-depth review of the most serious incidents and related mitigation efforts; reviews risks to employees, assets and the Company’s operations; and reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters. The Safety and Sustainability Committee assists the Board in oversight in the areas of personal and process safety.
•The Board also oversees our risk management process focusing on the most significant risks facing the Company and oversees the implementation of risk mitigation strategies by management, including operational safety, operational performance, regulatory, environmental, cybersecurity and artificial intelligence risks. At each quarterly meeting, the Board reviews the Company's risk profile trends as it relates to specific risks that may impact the Company.

Board Committees The Board has delegated to its Committees the responsibility to monitor specific risks and receives regular updates from its Committees on those risks.

Audit Committee
The Audit Committee plays a significant role in the oversight of risks associated with the Company’s financial performance, information technology/cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures.
The Audit Committee reviews and approves the annual internal audit plan and budget and also receives reports on internal audits. Hotline reports and related investigations conducted pursuant to our Code of Conduct are reviewed quarterly in executive session of the Audit Committee with the Chief Compliance Officer. With respect to financial performance, the Audit Committee reviews and discusses disclosures made in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings press releases.
The Company’s Senior Director - Information Technology, the Senior Director of Internal Audit, the Vice President - Tax and the Chief Compliance Officer report to the Audit Committee at each quarterly meeting. The Senior Director of Internal Audit has a direct reporting line to the Audit Committee Chair.

Compensation Committee
The Compensation Committee, in consultation with its compensation consultants, establishes performance goals for the Company’s various compensation plans that are intended to drive behavior that does not encourage or result in any material risk of adverse consequences to the Company and its shareholders and annually assesses the risk of the Company's compensation plans.
Nominating & Governance Committee
The N&G Committee and the Board are actively involved in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities.
Safety and Sustainability Committee
The Safety and Sustainability Committee is responsible for providing oversight and guidance with regard to safety, environment and sustainability matters. The Safety and Sustainability Committee oversees the scope of related potential risks, liabilities and opportunities facing the Company and the adequacy of the Company’s policies and programs to manage these risks, liabilities and opportunities. The Committee also reviews with management the Company’s specific governance around climate and emissions related risks and opportunities, including strategy, risk management, metrics and targets.

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Corporate Governance

Management
•The Company’s independent auditors, the Senior Director - Information Technology, the Senior Director - Internal Audit, Vice President - Tax and the Chief Compliance Officer report to the Audit Committee on matters that may have a significant impact on the Company at each quarterly meeting.
•Our Internal Audit Department is responsible for implementing our enterprise risk program, which involves the identification of risks facing the Company, the assessment of existing and required mitigation plans for those risks and the ongoing monitoring of both. On a quarterly basis, our Internal Audit Department assesses risk trends, identifies new potential risks and reviews mitigation plans with a cross-functional Enterprise Risk Committee, whose results are reported to the Board quarterly.
•On at least a quarterly basis, the General Counsel reports to the Board on legal matters that may have a significant impact on the Company’s financial statements.

Cybersecurity Oversight
The Audit Committee is responsible for, and actively engaged in, the oversight of our information technology and cybersecurity program, including the oversight of risks from cybersecurity threats. Two of the members of the Audit Committee have obtained a certification or completed coursework in cybersecurity. The Audit Committee, at least quarterly, receives reports from the Senior Director - Information Technology on, among other things, the Company’s cybersecurity incidents, risks and measures, training and organizational readiness. The Board is kept apprised of cybersecurity risk matters, including through participation in the quarterly cybersecurity briefings to the Audit Committee that are described above. We have protocols by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported in a timely manner to the Board and Audit Committee. Currently, the Board retains oversight of artificial intelligence.
Sustainability Oversight
Consistent with our purpose of providing responsible solutions that deliver energy to the world, we are focused on sustainability-related matters. Our Safety and Sustainability Committee regularly meets to address sustainability topics and is responsible for overseeing the Company’s policies, programs and practices related to sustainability and the Company’s management of risks and opportunities in such areas. We have a dedicated department focused on sustainability and new energy and also have an employee-led cross-functional working group to identify and evaluate opportunities and promote sustainable business practices.
We publish our annual sustainability report aligned with the standards of the Task Force on Climate-Related Financial Disclosures (TCFD), in addition to the Sustainability Accounting Standards Board (SASB), with references to other frameworks such as the Global Reporting Initiative (GRI) and the Carbon Disclosure Project (CDP), where relevant, and report scope 1, 2 and 3 GHG emissions. For further discussion of sustainability-related risks and considerations see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2024 annual report.
For more detailed information regarding our sustainability initiatives, please review our latest Sustainability Report, located on our website (www.valaris.com). Nothing on our website, including our Sustainability Report or sections thereof, shall be deemed incorporated by reference into this proxy statement or other filings that we make with the SEC.
Management Succession Planning
The Board and N&G Committee are responsible for overseeing succession plans and management development programs for the CEO and other senior management positions. The N&G Committee annually reviews management succession plans, which includes an assessment of senior leaders and their potential to succeed to the position of CEO as well as other executive management positions. High potential employees meet regularly with the Board through formal presentations and informal meetings, allowing directors to personally assess future leaders in the Company.

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Corporate Governance
Shareholder Engagement
Members of senior management and the Board engage with Valaris shareholders and other potential investors through industry conferences, earnings conference calls, non-deal road shows, meetings and phone calls. Approximately 65% of Valaris’ shares outstanding are owned by firms or funds with an active management orientation. Specific to corporate governance, we seek engagement with our top 20 shareholders with dedicated governance teams, which represent approximately 35% of our shares outstanding. Between our 2024 annual meeting and the filing date of the proxy statement, shareholder governance teams representing approximately 19% of shares outstanding accepted our offer of engagement. The Chair of the Board and Chief Executive Officer engaged directly with these shareholder governance teams as part of this process. Further, shareholders owning 17% of shares outstanding (Famatown Finance Limited and Oak Hill Advisors) are directly represented on the Board and have continuous oversight of our governance and management activities.
Shareholder Communications
Shareholders, employees and other interested parties may report concerns regarding questionable accounting, auditing or other matters on a confidential basis directly to any director, including the relevant presiding Valaris Committee Chairs, the Chair of the Board and the non-executive directors as a group. This process, which is described on the Ethics & Compliance section on our website (www.valaris.com), provides a means for submission of such interested parties’ communications. Communications may be submitted by mail, addressed as follows: Valaris Board, 1415 South Voss Rd., Suite 110, P.O. Box 135, Houston, Texas 77057. Mail so addressed will be forwarded, unopened, directly to the Chair of the Board unless specifically addressed to a Committee Chair or individual director and will not be screened by management.
Other Governance Matters
Governance Transparency
Our Board, its committees and management are committed to pursuing best practices of corporate governance, accountability and transparency. Our committee charters, the Corporate Governance Policy and the Code of Business Conduct are available in the Governance Documents section under "About" on our website (www.valaris.com). Additional data available under the About tab on our website also includes information on our Board members and the Board’s committee composition. Additionally, our website under the “Investors-Financials” tab has a link to our public filings with the SEC, including equity ownership reports by our directors and executive officers required under Section 16 of the Exchange Act.
Code of Conduct
Our Code of Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. We also expect our business partners, including joint venture partners, vendors and other third parties, to act consistently with our Code of Conduct. Our Code of Conduct addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, anti-competitive conduct and anti-bribery, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010. No waivers of the provisions of our Code of Conduct have been requested or granted under the Code of Conduct.
Our Code of Conduct provides for confidential and anonymous submission of reports of non-compliance with our Code of Conduct, including reports of accounting, auditing or other business irregularities, by any employee or other person to the Company or directly to our Board or relevant Board Committee. Our Code of Conduct is available on the Governance section under the About tab on our website (www.valaris.com).

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Corporate Governance
Hotline Reports and Investigations
We have a telephonic and web-based Hotline system to encourage reporting of possible wrongdoing, violations of our Code of Conduct, or other issues that threaten our reputation (the “Hotline”). The Hotline is managed by an independent third party to protect employee privacy and includes the ability to report concerns anonymously, where permitted by law. All allegations are investigated and addressed under the direction of the Chief Compliance Officer, who reports regularly to Valaris management and the Audit Committee.
Political Activities
Our Code of Conduct provides that we will not use Company funds to support a political party or candidates and requires that our employees' personal political activities are not associated with the Company.
Securities Trading Policy
We have a Securities Trading Policy which prohibits directors, executive officers and all other employees from buying selling, or gifting or otherwise engaging in a transaction in shares, options to purchase shares or other equity securities of the Company or any other securities of the Company while in possession of material non-public information relating to the Company. A copy of our Securities Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Related Party Transactions
The Board has adopted a written policy that sets out the procedures for the review and approval or ratification, where pre-approval is not possible, of interested transactions with a related person in which (1) the Company or any of its subsidiaries is a participant, and (2) any “related person” (executive officer, director or nominee for election as a director, security holder who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, or an immediate family member of any of the foregoing) has or will have a direct or indirect interest. The Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed interested transactions. In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account whether the interested transaction is fair and in the overall best interest of the Company. In addition, the Audit Committee will consider other factors it deems appropriate, such as whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Since the beginning of 2024, there have been no transactions, and there are currently no proposed transactions, that require disclosure under Item 404 of Regulation S-K.

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We maintain a compensation program for our non-executive directors. Our Compensation Committee periodically reviews non-executive director compensation, which includes review of data received from the committee's independent third party compensation consultant and, from time to time, recommends changes to the Board. The most recent review occurred in June 2024. Following such review, the Compensation Committee recommended and the Board approved the changes described in the table below. In 2024, compensation for our non-executive directors consisted of the following types and levels of compensation:

	Non-Executive Director	Chair of the Board
Annual Equity Compensation	$175,000	$250,000
Annual Cash Retainer Fee	$100,000	$180,000

	Annual Committee Service Retainer Fees
	Paid Quarterly in Cash January 1, 2024 - June 30, 2024	Paid Annually in Equity July 1, 2024 - December 31, 2024
Audit Committee Chair	$40,000	$50,000
Strategy Committee Chair	$20,000	$30,000
Compensation Committee Chair	$20,000	$30,000
Nomination and Governance Committee Chair	$20,000	$30,000
Safety and Sustainability Committee Chair	$20,000	$30,000
Directors serving on three or more committees	$10,000	N/A
Committee Membership	N/A	$10,000
Effective July 1, 2024, (1) all Committee Service Retainer Fees are paid in equity; (2) the Committee Service Retainer Fee for the Audit Committee chair increased from $40,000 to $50,000; (3) the Committee Service Retainer Fee for all other committee chairs increased from $20,000 to $30,000; and (4) the Committee Service Retainer Fee of $10,000 for non-executive directors serving on three or more committees was replaced with a Committee Service Retainer Fee of $10,000 for non-executive directors' membership on each committee. The Annual Cash Retainer Fee remains paid in cash.
Equity Compensation
The annual equity compensation paid to all of our non-executive directors is paid in the form of an equity grant of RSUs. Effective July 1, 2024, the Committee Service Retainer Fees are also paid in the form of RSU grants. The number of RSUs awarded to non-executive directors was determined using the volume-weighted average price of our common shares for the 20 trading days preceding the equity award grant date.
RSUs vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders following the grant. Non-executive directors are permitted to elect to receive deferred RSUs which can be settled and delivered at the six-month anniversary following the termination of the director’s service or a specific pre-determined date. Beginning with their 2024 awards, non-executive directors can also elect for up to 40% of their RSU grants to be settled in cash.

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Director Compensation
Equity accumulation by our non-executive directors is encouraged, and we have share ownership guidelines, which are included in the Corporate Governance Policy. The guidelines require that each non-executive director, within five years of appointment to the Board, hold a number of vested and unvested shares of the Company having a value of at least five times their Annual Cash Retainer Fee. Although each incumbent director is in the five-year accumulation period, each director was in compliance, or on track to comply, with these guidelines at the end of 2024.
Mr. Dibowitz, an executive director, did not receive any additional compensation for his services as a director in 2024.
The equity compensation granted to non-executive directors in 2024 is as follows:

Name	Annual Equity Compensation RSUs (#)(1)	Additional Retainer Fees RSUs (#)(2)	Total (#)
Current Directors:
Elizabeth D. Leykum	3,329	533	3,862
Dick Fagerstal	2,330	800	3,130
Joseph Goldschmid	2,330	667	2,997
Catherine J. Hughes(3)	2,330	978	3,308
Kristian Johansen(3)	2,330	378	2,708
Former Directors:
James W. Swent, III(4)	2,330	800	3,130
Deepak Munganahalli(4)	2,330	533	2,863
(1)All non-executive directors receive an annual equity grant of RSUs with a value of $175,000, which resulted in a grant of 2,330 RSUs for 2024, except for the Chair of the Board who receives an annual equity grant of RSUs with a value of $250,000, which resulted in a grant of 3,329 RSUs for 2024.
(2)Amount represents additional retainer fees granted in the form of RSUs for non-executive directors service as committee members or committee chairs.
(3)In August 2024, Ms. Hughes became the chair of the Safety and Sustainability Committee, and in October 2024 she became the chair of the Nominating and Governance Committee. She received 578 RSUs as additional retainer fees for her service in these roles pro-rated for the partial service period in 2024.
Also, Mr. Johansen joined the Safety and Sustainability Committee in August 2024, and the Compensation Committee in December 2024. He received a total of 244 RSUs as additional retainer fees for his membership in these committees pro-rated for the partial service period in 2024.
(4)Messrs. Munganahalli and Swent resigned from the Board on July 18, 2024 and October 15, 2024, respectively, and all of their equity awards granted in 2024 were forfeited upon their resignations.

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Director Compensation
Director Compensation Table
The compensation paid to non-executive directors who served on our Board in 2024 is as follows:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Current Directors:
Elizabeth D. Leykum	182,500	292,276	474,776
Dick Fagerstal	110,000	236,878	346,878
Joseph Goldschmid	107,500	226,813	334,313
Catherine J. Hughes	100,000	235,947	335,947
Kristian Johansen	100,000	197,468	297,468
Former Directors:
James W. Swent, III(2)	82,500	236,878	319,378
Deepak Munganahalli(2)	55,000	216,672	271,672
(1)The amounts disclosed in this column represent the aggregate grant date fair value of RSUs awarded to our directors during 2024. The grant date fair value for RSUs is measured using the closing price of our common shares on the grant date as described in “Note 8 Share Based Compensation” included in “Financial Statements and Supplementary Data” to our December 31, 2024 audited consolidated financial statements, included in our 2024 annual report.
As of December 31, 2024, the vested and unvested RSUs held by each non-executive director for both deferred and non-deferred shares were as follows:

Name	Number of Vested Shares Held	Number of Unvested and Non-Deferred Outstanding RSUs	Number of Deferred RSUs (Vested and Unvested)(a)	Total(b)
Elizabeth D. Leykum	36,516	3,862	—	40,378
Dick Fagerstal(c)	7,200	—	23,947	31,147
Joseph Goldschmid(d)	—	—	31,014	31,014
Catherine J. Hughes(e)	4,136	3,308	—	7,444
Kristian Johansen	2,926	2,708	—	5,634
(a)Non-executive directors are permitted to elect to defer settlement of RSUs until the six-month anniversary following the termination of the director’s service or a specific pre-determined date.
(b)Amounts disclosed for Ms. Leykum, Mr. Fagerstal and Mr. Johansen include unvested RSU awards of 1,545, 1,252 and 986, respectively, which they have elected to settle in cash.
(c)20,817 of the 23,947 deferred RSUs held by Mr. Fagerstal have vested, with 14,823 deferred RSUs to be settled on January 30, 2025 and 5,994 deferred to be settled on the six-month anniversary following his separation from the Board.
(d)28,017 of the 31,014 deferred RSUs held by Mr. Goldschmid have vested and are to be settled on the six-month anniversary following his separation from the Board.
(e)Amounts shown exclude 501 common shares which were withheld to meet tax withholding obligations.
No stock options were granted to our directors during 2024 or were held by our directors as of December 31, 2024.
(2)Messrs. Munganahalli and Swent's annual retainer fees reflect their partial service in 2024. All of their 2024 equity grants were forfeited, and they did not realize any value from these grants.

30	Valaris Limited	valaris.com

Resolution 2: A non-binding advisory vote to approve the compensation of our named executive officers.

We are providing our shareholders with the opportunity to vote, on an advisory, non-binding basis, to approve the compensation of our named executive officers ("NEOs") for 2024, as disclosed in this proxy statement, including the compensation tables, and related narrative disclosures.
Our executive compensation program for 2024 was developed and overseen by the Board's Compensation Committee. We encourage our shareholders to closely review the “Compensation Discussion & Analysis” section below. Our compensation program is geared towards driving long-term, sustainable business performance. It is governed by the following key tenets:
•The compensation program was designed to be competitive within the drilling and oilfield services industries and equitable among various positions within the Company;
•The principal objectives of the compensation program are to attract, retain, motivate and reward the executives, managers and professionals that are essential to the Company’s short-term and long-term operational and financial success; and
•The compensation program was structured to promote the alignment of interests between management and our shareholders by ensuring that most of the compensation for the executive officers was variable and earned on the basis of short-term and long-term performance achievement of operational, financial (including stock price and total shareholder return) safety (including personal and process safety) and sustainability goals (including spill prevention) among others.
At the 2023 Annual General Meeting of Shareholders, our shareholders recommended, by advisory vote, a one-year frequency for future advisory votes to approve NEO compensation. Consistent with this recommendation, we are conducting an advisory vote to approve the compensation of our NEOs annually. The next advisory vote to approve the compensation of our NEOs is expected to occur at our 2026 Annual General Meeting of Shareholders.

The Board recommends that shareholders vote FOR the approval of the compensation of our NEOs.

With respect to the non-binding advisory vote on resolution 2, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory vote on resolution 2.

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This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, strategy, objectives and structure, and the actions taken by our Compensation Committee with respect to our NEOs. Our NEOs during 2024 were as follows:

Anton Dibowitz	Chris Weber	Gilles Luca	Matthew Lyne	Davor Vukadin
President and Chief Executive Officer	SVP and Chief Financial Officer	SVP and Chief Operating Officer	SVP and Chief Commercial Officer	SVP, General Counsel and Secretary

2024 Business Highlights
Our strategy is to be the first choice of customers, employees and investors by delivering safe and efficient operations with a scaled high-quality fleet in order to maximize value through the cycle. In 2024, we:
•Generated net income of $369.8 million and Adjusted EBITDA of $485.4 million.
•Generated cash from operating activities of $317.6 million and Free Cash Flow of $124.0 million in the second half of 2024. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures;
•Continued to deliver operational excellence, by delivering revenue efficiency of 97% and being recognized for safety performance by both the International Association of Drilling Contractors and the Center for Offshore Safety;
•Reduced our Total Recordable Incident Rate (TRIR) by 20% and our Lost Time Incident Rate (LTIR) by 55% compared to the prior year. Our safety performance outperformed our offshore peer group's average by more than 50%;
•Reactivated drillship VALARIS DS-7 for a multi-year contract offshore West Africa;
•Awarded new contracts and extensions in 2024 with associated contract backlog of approximately $1.6 billion;
•Most of the Company's backlog is with large international and national oil and gas companies in key basins;
•Repurchased $125.0 million of shares, representing 2.2 million shares or approximately 3% of the total outstanding share count;
•Continued to prudently manage our fleet to reduce costs for idle rigs and further focus on high-specification assets – demonstrated by warm stacking drillship VALARIS DS-10 after it completed a contract in the third quarter of 2024, announcing plans to retire three semisubmersibles and selling a stacked jackup rig in the first quarter of 2025.

32	Valaris Limited	valaris.com

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Our executive compensation philosophy is based on the principles of aligning compensation with the Company’s performance, creating long-term shareholder value and attracting and retaining top talent. Specifically, we design our compensation programs to accomplish the following primary objectives:
•Attract, retain and motivate highly qualified individuals capable of leading us to achieve our business goals;
•Place a substantial majority of our NEOs’ pay at risk and subject to the Company’s performance (pay-for-performance); and
•Promote alignment with shareholders through an emphasis on long-term equity-based compensation and share ownership guidelines and associated holding requirements.
Consistent with these objectives, we deliver a majority of our executive compensation in the form of variable compensation tied to specific sustainability, financial, operational, and strategic team goals that are determined based on our business priorities and market conditions. These include safety and sustainability performance goals focused on personal safety, process safety and spill prevention performance measures.
Key Elements of Our 2024 Compensation Program
Executive officer compensation is composed of three principal components: base salary, annual cash bonuses under the Valaris Cash Incentive Plan (the "VCIP"), and long-term equity incentive awards under the Management Incentive Plan (the "MIP"), each of which contributes to the accomplishment of our compensation program objectives.

Element		Primary Goals of our Executive Compensation Program
		Attract/ Retain/ Motivate	Pay for Performance	Shareholder Alignment
Base Salary	•Provides a fixed, market level of base compensation
Annual Bonus	•Provided under the VCIP •Earned based on achievement of specified annual sustainability, operational, financial and strategic team goals
Long-Term Equity Incentives
•Provided under the MIP through a combination of:
•Time-Based Restricted share units (“RSUs”); and
•Performance share units (“PSUs”)
•RSUs generally vest over a three-year period
•PSUs are earned based on the attainment over a three-year performance period of challenging performance targets set by the Compensation Committee

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Compensation Discussion and Analysis
2024 Compensation Highlights

VCIP bonuses for 2024 earned at 107% of target.
To drive achievement of the Company’s near-term safety and sustainability, operational, financial and strategic priorities, the Company’s 2024 VCIP bonuses were earned based on achievement of annual personal and process safety, spill prevention, adjusted EBITDA, operating free cash flow, downtime performance and strategic team goals, as discussed further below under “Elements of Our Executive Compensation Program - VCIP Annual Bonus.” The Compensation Committee determined that such goals were achieved at an overall level of 107% of target.
Certification of final achievement for Emergence PSUs.
During 2021 and 2022, the performance-based equity awards granted to our NEOs consisted of emergence awards (“Emergence PSUs”) granted either in July 2021 following our emergence from bankruptcy or in connection with such NEO's initial appointment as an executive officer. The Emergence PSUs were structured such that: (1) 70% of the target award opportunity could be earned based on the achievement of designated share price hurdles (“Share Price PSUs”), (2) 20% could be earned based on return on capital employed (“ROCE”) performance relative to a group of our peers over a three-year period (“Relative ROCE PSUs”), and (3) 10% could be earned based on the achievement of annual strategic objectives established and assessed each year by the Compensation Committee (“Strategic PSUs”). The Emergence PSUs were eligible to vest from 0%-150% of the target award opportunity with an overall three-year performance period that ended on June 30, 2024.
The Share Price PSUs were earned at 100% of target after achieving a 90 consecutive day $45 share price hurdle in November 2022 (reflecting a 52% increase from the Company’s closing price on July 1, 2021) and a 90 consecutive day $55 share price hurdle in February 2023 (reflecting an 86% increase from the Company’s closing price on July 1, 2021). The final (maximum) $75 hurdle was not achieved by the end of the performance period, resulting in the forfeiture of those Share Price PSUs.
The Compensation Committee had previously certified achievement of each of the “Year 1” and “Year 2” Strategic RSUs at 102% of target in July of 2022 and July of 2023, respectively. In September 2024, the Compensation Committee assessed the achievement of the “Year 3” Strategic PSUs (with a performance period of July 1, 2023 to June 30, 2024). The "Year 3" Strategic PSUs were tied to improving operational and safety compliance, accelerating backlog growth and expanding relations with strategic customers, progressing the Company’s strategic pillars, evaluating corporate development opportunities, and optimizing ARO’s capital structure, and the Compensation Committee determined that such goals were achieved at 81% of target.
At this same meeting, the Compensation Committee assessed the three-year relative ROCE performance (for the period from July 1, 2021 to June 30, 2024) and determined that the Relative ROCE PSUs were earned at 100% of target.
As a result the NEO’s Emergence PSUs were earned at an aggregate payout of either 99.2% (for those granted in 2022) or 99.5% (for those granted in 2021) of target. See “Elements of Our Executive Compensation Program - Long-Term Equity Incentive Awards - Emergence PSUs Final Achievement” below.
Majority of 2024 NEO equity awards were performance-based.
Consistent with 2023, the Compensation Committee granted annual equity awards in 2024, of which 80% were performance-based PSUs and 20% were time-based RSUs. The 2024 RSUs feature annual vesting designed to encourage retention over the three-year vesting period and the PSUs vest based on the Company’s absolute and relative total shareholder return (“TSR”) attainment over a three-year performance period ending December 31, 2026. These awards are discussed further below under “Elements of Our Executive Compensation Program – Long-Term Equity Incentive Awards.”

34	Valaris Limited	valaris.com

Compensation Discussion and Analysis
Executive Compensation Best Practices
We employ the following best practices to appropriately align compensation with our program philosophy and objectives, promote good corporate governance and align shareholder and executive interests.

What We Do	What We Don’t Do

 Majority of pay at-risk
 Robust executive and director share ownership guidelines
 Minimum holding periods for equity awards
 Independent compensation consultant
 Annual compensation risk assessments
 Annual compensation benchmarking

 Permit the pledging of Company stock
 Permit the hedging of Company stock
 Excise tax gross-ups upon a change-in-control
 Guaranteed salary increases
 Excessive executive perquisites
 Single trigger cash severance benefits upon a change in control

Result of the 2024 Advisory Vote on Executive Compensation
At our 2024 Annual General Meeting of Shareholders, approximately 97% of votes cast were in favor of our executive compensation program. The Compensation Committee values shareholders’ input and takes it into consideration when reviewing our executive compensation program. The Compensation Committee believes that these results affirmed shareholder support of our approach to executive compensation and therefore did not make any significant changes to our compensation program as a result of this advisory vote.
Roles of the Compensation Committee, Compensation Consultant and Management
The principal functions of our Compensation Committee, as set forth in its charter, are to:
•review and approve executive compensation independently or, with regard to our CEO, in conjunction with the non-executive members of the Board;
•review with management and approve any significant changes to the Company’s compensation structure and various benefit plans;
•oversee administration of the Company’s incentive-compensation and equity-based compensation plans, including the corporate goals and objectives applied to the compensation of the Company’s executives;
•oversee the administration of the Company’s clawback policy in consultation with the Audit Committee (other than with respect to the CEO and any other executive director, which is overseen by the Board), and review and recommend changes in the policy to the Board from time to time as appropriate;
•oversee compliance with SEC rules and regulations governing executive compensation; and
•periodically evaluate compensation for non-executive members of the Board and recommend any changes to our Board.
The Compensation Committee may delegate to one or more executive officers the authority to grant awards to employees other than executive officers, subject to applicable law and any limitations set forth in the applicable plans.
Many of the features of our executive compensation program were established, reviewed and approved by our Compensation Committee, in consultation with the Compensation Committee’s independent compensation consultant, Lyons, Benenson & Company Inc. (“LB&Co.”).
For 2024, LB&Co. was engaged by the Compensation Committee to provide advice regarding:
•Compensation philosophy and best practices;
•Peer group composition;
•Compensation risk assessment;
•Compensation program design; and
•Competitive compensation analyses for executive officers and non-executive directors.

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Compensation Discussion and Analysis
LB&Co. provided the Compensation Committee comparative market assessments of executive officer and non-executive director compensation levels, including information relative to compensation trends and prevailing practices. LB&Co. regularly attends meetings of the Compensation Committee. The Compensation Committee also meets regularly in executive session with LB&Co. outside the presence of management. LB&Co. did not provide any services to the Company or management other than services requested by or with the approval of the Compensation Committee, and its services were limited to executive and non-executive director compensation consulting.
The Compensation Committee regularly reviews the services provided by its independent consultant and believes that LB&Co.’s engagement did not raise any conflicts of interest. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis.
The Compensation Committee also received information from management regarding (1) compensation trends, issues and recommendations and (2) management’s assessment of the achievement of strategic goals. Our CEO also provides his recommendations to the Compensation Committee with regard to the compensation levels for all other NEOs.
Compensation Benchmarking
We compete for executive-level talent with companies primarily in the energy industry, and in the drilling and oilfield services sector particularly. To provide guidance to the Compensation Committee, comparative pay data is obtained from several sources, including industry-specific surveys and compensation peer group data compiled by LB&Co. The Compensation Committee, with advice from LB&Co., annually reviews the composition of the peer group used for compensation benchmarking so that it continues to provide an appropriate reference point in terms of the business focus and financial size of the constituent companies.
Our compensation peer group approved by the Compensation Committee in 2023 and used for purposes of evaluating 2024 pay levels included the following companies*:

•ChampionX Corporation •Diamond Offshore Drilling, Inc. •Expro Group Holding, N.V. •Helmerich & Payne, Inc. •Kosmos Energy Ltd.	•Murphy Oil Corporation •Nabors Industries Ltd. •Noble Corporation plc •NOV Inc. •Oceaneering International, Inc.	•Patterson-UTI Energy, Inc. •Superior Energy Services, Inc. •Transocean Ltd. •Weatherford International plc
*    Tidewater Inc. was added in 2024 for the peer group used for evaluating 2025 pay levels, and Diamond Offshore Drilling, Inc. was removed following its merger with Noble Corporation plc.
This group was selected based upon an evaluation of business mix, global footprint and relative financial size (primarily, but not exclusively, in terms of revenues and market capitalization). Included in the group are our closest direct competitors in the drilling market along with other comparably sized energy companies with similar global scale and at least some exposure to the offshore oil and natural gas market.
Elements of Our Executive Compensation Program
Base Salary
Base salaries provide a fixed element of compensation designed to attract and retain our executive officers. The Compensation Committee reviews base salaries annually after considering various factors, including the base salaries of similar roles within our compensation peer group, internal pay equity and individual performance and job responsibilities. Following such review, the Compensation Committee did not make any changes to the base salaries of our NEOs in 2024, except for Mr. Vukadin, who received a 6.7% base salary increase to further align his salary with market levels.

36	Valaris Limited	valaris.com

Compensation Discussion and Analysis
The annual base salaries for our NEOs as of December 31, 2024 are shown below.

Named Executive Officer	2024 Salary
Anton Dibowitz	$950,000
Christopher Weber	$550,000
Gilles Luca	$550,000
Matthew Lyne(1)	$571,911
Davor Vukadin	$400,000
(1)Mr. Lyne resides in the UK and as such his base salary (£447,155) and VCIP awards are paid in GBP. For disclosure purposes in CD&A, his base salary and VCIP awards have been converted to USD using the exchange rate of 1.279, which represents the average exchange rate over 2024.
VCIP Annual Bonus
We provide annual cash incentive awards to our NEOs under the VCIP, based on the achievement of specified performance metrics that are aligned with the creation of shareholder value and emphasize our near-term strategic goals.
Overall 2024 VCIP Performance
The following table sets forth the 2024 VCIP award performance metrics, weightings, and their respective results. The 2024 VCIP performance metrics remained consistent with our 2023 VCIP program, except the Compensation Committee approved slightly increased weightings for our safety metrics with a corresponding reduction in weighting of strategic team goals, in order to place a greater emphasis on safety in our company culture. As detailed in the table below, the overall 2024 VCIP bonus achievement was 107% of target.

Performance Measure	Performance Goals			2024 Actual Performance	Resulting % of Target Earned	X	Weighting	=	Weighted % of Target
	Threshold	Target	Maximum
Safety and Sustainability
Personal Safety	1.50	1.40	0.90	1.03	174.0%		12.5%		22.0%
Process Safety(1)	0.15	0.10	0.05	0.09	120.0%		12.5%		15.0%
Spill Prevention Performance	0.60	0.40	0.20	0.41	98.0%		5.0%		5.0%
Financial
Adjusted EBITDA (millions)(2)	$413.0	$548.0	$654.0	$520.2	90.0%		20.0%		18.0%
Operating Free Cash Flow (millions)(3)	$154.9	$313.5	$446.4	$261.2	84.0%		20.0%		17.0%
Operational
Downtime (Jackup)	2.20%	1.77%	1.30%	2.24%	0.0%		5.0%		0.0%
Downtime (Floater)	5.00%	4.75%	3.00%	2.55%	200.0%		5.0%		10.0%
Strategic Team Goals	50.0%	100.0%	200.0%	99.0%	99.0%		20.0%		20.0%
									107.0%
(1)Process Safety results were adjusted to exclude the impact of a safety event involving one of our jackup rigs that was beyond the Company's operational control.
(2)For purposes of the 2024 VCIP, Adjusted EBITDA is calculated as net income before income tax expense, interest expense, other (income) expense, depreciation, amortization, and equity in losses of ARO and may exclude certain adjustments approved by the Compensation Committee, such as (1) expenses related to over- or under-performance of incentive compensation payouts resulting from plan performance and (2) significant non-recurring items.
2024 Adjusted EBITDA results were adjusted to exclude non-recurring operating expenses that were not previously contemplated in the budget that was used to establish performance targets under the program, including for an accrual related to a legal matter.
(3)For purposes of the 2024 VCIP, operating free cash flow is calculated as Adjusted EBITDA (as described above) excluding reactivation expenses and less maintenance and upgrades capital expenditures. 2024 Operating Free Cash Flow results were adjusted to exclude capital expenditures associated with a customer contract signed in 2024 and the same non-recurring operating expenses that were not previously contemplated in the budget that was used to establish performance targets under the program as described in footnote 2 above.

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Compensation Discussion and Analysis
Individual 2024 VCIP Annual Bonus Payouts
The target 2024 VCIP award opportunity for each of our NEOs was set by the Compensation Committee in consultation with LB&Co. and remained unchanged from 2023 target levels.
The individual VCIP target and final earned 2024 annual bonuses are set forth in the table below for each NEO.

Executive Officer	2024 Target VCIP Bonus (% of Salary)	2024 Target Opportunity ($)	X	2024 VCIP Weighted Payout Percentage	=	2024 Annual Bonus
Anton Dibowitz	115%	$1,092,500		107%		$1,168,975
Christopher Weber	90%	$495,000		107%		$529,650
Gilles Luca	90%	$495,000		107%		$529,650
Matthew Lyne(1)	90%	$514,720		107%		$550,750
Davor Vukadin (2)	90%	$356,189		107%		$381,122
(1)Mr. Lyne’s amounts shown were converted from British pounds to USD using the exchange rate of 1.279, which represents the average exchange rate over 2024.
(2)Mr. Vukadin's target bonus opportunity and annual bonus were pro-rated to reflect the effective date (March 3, 2024) of his base salary increase.
Performance Metrics
A description of each of the 2024 performance metrics is set forth below. As described in more detail below, awards may be earned at 0% to 200% of their target award value, with straight-line interpolation for performance between each level:
•Below Threshold: 0%
•Threshold: 50%
•Target: 100%
•Maximum: 200%
EBITDA. EBITDA is one of the key financial metrics we use to align executive compensation with our financial performance and the creation of shareholder value. We include EBITDA because it is a commonly understood and utilized metric throughout the Company to reflect our financial performance.
Operating Free Cash Flow. Operating free cash flow is an additional financial metric we use to measure Company performance, which places an emphasis on the Company’s core business operations.
Strategic Team Goals. Strategic team goals measure the achievement of pre-established company-wide goals designed to establish the foundation for achieving sustainable growth beyond the current year. The achievement of such strategic goals is determined by the Compensation Committee following the end of the performance period after evaluating management’s assessment of its own performance.
The Compensation Committee considered the following goals in assessing performance against this metric for each of the NEOs:

•Pillar 1 – “Focused”: Deepen relationships with strategic customers and expand footprint in priority basins, secure incremental backlog through long-term contracts and continued focus on maximizing contract coverage for the active fleet.
•Pillar 2 – “Value Driven”: Improve subsea performance and drive internal process improvements.
•Pillar 3 – “Responsible”: Progress sustainability and operational integrity initiatives.
•Values Goal – Improve employee engagement and offshore leadership programs, further develop an inclusive employee base and build and implement a Behavioral Framework.

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Compensation Discussion and Analysis
Safety (Personal and Process). We increased the weighting of the safety metrics in our VCIP program to emphasize operational safety as a priority in our company culture. The personal safety metric is based on the Recordable Severity Rate, which applies a severity multiplier injury classification using guidelines set forth by the International Association of Drilling Contractors, an industry group for the drilling industry, for determining recordable injury classification and accounting for the aggregate number of occurrences of work-related injuries or illnesses for every 200,000 employee hours worked. The process safety metric focuses on preventing catastrophic events such as loss of well control, fire, or explosion. The metric is based on the Process Safety Rate, which is determined by taking into account the aggregate number of process safety events above a certain severity level for every 200,000 employee hours worked.
Spill Prevention Performance. We include a spill prevention performance metric in our VCIP program to align our strategic goals with objectives that are important to our communities and shareholders. This metric is based on measuring the volume of hydrocarbon and non-hydrocarbon discharge in the course of operations, normalized against 200,000 employee hours worked and considers the impact of the type of substance released. This approach recognizes that a larger spill volume of one type of material (such as brine) may not have the same impact as a smaller volume of a more hazardous material (such as hydrocarbons).
Downtime. The downtime metric is included in our 2024 VCIP as an incentive to achieve strong operational performance. Downtime measures refer to any period when one of our rigs is under contract but not operational due to equipment failure or other unplanned stoppages attributable to us, resulting in a reduced or zero day rate revenue. This is a key metric that measures our ability to efficiently monetize our assets and avoid costly contractual loss of revenue associated with downtime and includes both jackup and floater downtime. The weighting between jackup and floater downtime was 5% each.
See “Overall 2024 VCIP Performance” table above for our achievement during 2024 against each of these performance metrics, and the corresponding payout levels.
Long-Term Equity Incentive Awards
Our long-term incentive compensation program is designed to promote the retention of our executive talent and reward our NEOs for the achievement of long-term performance goals, aligning them with shareholder interests. During 2024, the Compensation Committee approved the following 2024 target equity award values for each our NEOs, each of which was increased relative to 2023 levels to further align our NEOs' total target compensation opportunities with market levels and increase the retentive value of such awards while also rewarding pay for performance.

Named Executive Officer	2024 Target Long-Term Equity Award Value(1)
Anton Dibowitz	$5,800,000
Christopher Weber	$2,062,500
Gilles Luca	$2,062,500
Matthew Lyne	$2,062,500
Davor Vukadin	$1,200,000
(1)The target award values shown were used to calculate the number of RSUs and target number of PSUs granted to each NEO during 2024 based on the volume weighted average price of our common shares for the 20 trading days preceding the equity award grant, which is different from the grant date fair values of such awards as determined under applicable accounting principles. For the accounting grant date fair value of 2024 long-term equity awards, see the “Grants of Plan-Based Awards Table” below.

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Compensation Discussion and Analysis
2024 Equity Awards
Time-based RSUs. A total of 20% of the equity awards granted in 2024 were in the form of time-based RSUs that vest one-third on each anniversary of the grant date, generally subject to NEOs’ continued employment. The annual vesting design promotes retention and shareholder alignment, while the 20% weighting focuses NEO equity compensation on pay for performance.
Performance-based RSUs. The remaining 80% of the equity awards granted in 2024 were in the form of PSUs that vest based on the Company’s achievement of cumulative absolute and relative total shareholder return (“TSR”) metrics over a three-year performance period from January 1, 2024 through December 31, 2026 (the "2024 TSR PSUs"). The relative TSR metric is measured against a performance peer group consisting of 21 companies, each of which has a similar business mix, global presence and/or financial size relative to Valaris. The Compensation Committee continued to use TSR as a performance metric to tie our NEOs’ compensation with the creation of long-term business growth and shareholder value.
The final payout of the 2024 TSR PSUs can range from 0% to 200% of the target 2024 TSR PSUs granted based on a payout matrix (detailed below) which specifically designates a payout percentage that would apply for certain tranches of absolute TSR achievement when coupled with designated levels of relative TSR achievement. For achievement between any of these tranches, the payout is interpolated on a straight-line basis. If the Company's absolute TSR is less than negative 5%, the 2024 TSR PSUs payout would be 0% regardless of the Company's relative performance against its performance peer group.

Absolute TSR		Relative TSR Measured Against Performance Peer Group
Cumulative 3-Year
Low	High	1st Quartile	2nd Quartile (Low)	2nd Quartile (High)	3rd Quartile (Low)	3rd Quartile (High)	4th Quartile (Low)	4th Quartile (High)
≥72.79%		75.00%	75.01%	125.00%	150.01%	175.00%	175.01%	200.00%
≥52.10%	≥72.77°	50.00%	50.01%	75.00%	125.01%	150.00%	150.01%	175.00%
≥32.89%	≥52.09%	37.50%	37.51%	50.00%	100.01%	125.00%	125.01%	150.00%
≥15.72%	≥32.87%	25.00%	25.01%	37.50%	75.01%	100.00%	100.01%	125.00%
≥0.00%	≥15.70%	—%	0.01%	25.00%	50.01%	75.00%	75.01%	100.00%
≥-5.00%	≥-0.01%	—%	—%	—%	25.00%	50.00%	50.01%	75.00%
The performance peer group used to measure our relative performance for our 2024 TSR PSUs remained unchanged from 2023 and consisted of the following companies, which were selected primarily due to similarity of business focus, capital structure and the fact they are competitors within the oil and gas industry. We consider our performance peers to be companies with whom we compete for capital from the equity market and which our shareholders might consider as alternative investments.

2024 PSU Peer Companies
Noble Corporation plc	Schlumberger N.V.
Transocean Ltd.	Halliburton Company
Seadrill Limited	Baker Hughes Company
Borr Drilling Limited	Weatherford International plc
Diamond Offshore Drilling Inc*	NOV Inc.
Odfjell Drilling Ltd.	TechnipFMC plc
Shelf Drilling Ltd.	Expro Group Holdings N.V.
Helmerich & Payne, Inc.	Oceaneering International, Inc.
Patterson-UTI Energy, Inc.	Helix Energy Solutions Group, Inc.
Nabors Industries Ltd.	Dril-Quip, Inc.*
Oil States International, Inc.	-
*    Following the establishment of the 2024 performance peer group, Diamond Offshore Drilling merged with Noble Corporation plc, and Dril-Quip merged with Innovex Downhole Solutions, Inc during 2024. In accordance with the terms of the 2024 TSR PSUs, these two companies were removed from the performance peer group.

40	Valaris Limited	valaris.com

Compensation Discussion and Analysis
Emergence PSUs Final Achievement
In connection with our emergence from bankruptcy in April 2021 (or in connection with the later appointment of the applicable NEO), we granted each NEO the Emergence PSUs, which vest based on (1) designated share price hurdles whereby our closing stock price must equal or exceed certain market price targets for ninety consecutive trading days (the “Share Price PSUs”) (70%), (2) relative ROCE as compared to a specified peer group (20%), and (3) specified annual strategic goals as established by the Compensation Committee each year (10%).
Share Price PSU Achievement
The Share Price PSUs were earned at 100% of target after achieving a 90 consecutive day $45 share price hurdle in December 2022 (reflecting a 52% increase from the Company’s closing price on July 1, 2021) and a 90 consecutive day $55 share price hurdle in February 2023 (reflecting an 86% increase from the Company’s closing price on July 1, 2021). The final (maximum) $75 share price hurdle was not achieved, and thus, no additional Share Price PSUs were eligible to vest.
Relative ROCE PSU Achievement
During the performance period for the Relative ROCE PSUs (July 1, 2021 – June 30, 2024), our ROCE achieved a rank of 5 out of 9 compared to a select group of peer companies (the peer group, including Valaris, was adjusted from 10 to 9 peer companies following the merger of Noble Corporation plc and The Drilling Company of 1972 A/S (Maersk Drilling)). Based on such performance, in September 2024, the Compensation Committee certified an achievement of the Relative ROCE PSUs at target performance (100%).
Year 3 Strategic PSU Achievement
The strategic team goals for the Strategic PSUs covering the July 1, 2023 through June 30, 2024 performance period (the “Year 3 Strategic PSUs”) were established by the Compensation Committee in July 2023. In September 2024, the Compensation Committee determined an achievement of 81% after considering a variety of factors including:
•the Company’s organizational changes to improve operational performance and safety compliance, conducting of leadership and safety training and improved performance across health, safety and environment metrics and downtime performance;
•the Company’s progress on backlog (with notable contracting in priority basins and a fully contracted North Sea fleet for 2024);
•the Company’s establishment of various sustainability initiatives and an increase in employee engagement and inclusion results;
•the Company's evaluation and pursuit of several value accretive corporate opportunities and financing alternatives; and
•the Company's progress on increasing ARO's capital efficiency and progress on strategic partnerships.
Emergence PSUs Final Achievement
After considering the results outlined above, the Compensation Committee certified the final earned Emergence PSUs for each of the NEOs as reflected in the table below.

Executive Officer	Share Price PSUs (Earned at 100%)	Relative ROCE PSUs (Earned at 100%)	Year 1 Strategic PSUs (Earned at 102%)(1)	Year 2 Strategic PSUs (Earned at 102%)	Year 3 Strategic PSUs (Earned at 81%)	Total Earned Emergence PSUs
Anton Dibowitz	340,866	97,391	16,557	16,557	13,148	484,519
Christopher Weber	42,668	12,191	—	3,109	2,469	60,437
Gilles Luca	115,927	33,122	5,632	5,632	4,473	164,786
Matthew Lyne	42,668	12,191	—	3,109	2,469	60,437
Davor Vukadin	14,968	4,277	—	1,092	867	21,204
(1)Messrs. Weber, Lyne and Vukadin were not eligible for the Year 1 Strategic PSUs in light of the dates of their appointments to their executive officer roles.

valaris.com	2025 Proxy Statement	41

Compensation Discussion and Analysis
Other Compensation
Retirement Benefits
Our U.S.-based employees, including all NEOs other than Mr. Lyne, are eligible to participate in the Valaris Savings Plan (the "Savings Plan"). The Savings Plan is a tax-qualified 401(k) plan, pursuant to which participants may defer compensation on a tax favorable basis and receive employer matching contributions. For 2024, the matching contribution provided to all plan participants was 5% of eligible compensation deferrals, subject to applicable limits under the U.S. Internal Revenue Code of 1986, as amended.
Mr. Lyne participates in the Valaris UK Retirement Savings Plan. The Valaris UK Retirement Savings Plan allows eligible employees to make tax-deferred contributions to the plan and receive matching contributions. For 2024, the matching contribution provided for Mr. Lyne was equal to 5% of his eligible compensation deferrals.
The Company has increased the matching contributions to up to 6% of eligible deferrals under both the Savings Plan and the Valaris UK Retirement Savings Plan commencing January 1, 2025.
Mr. Luca is a participant in a frozen Supplemental Executive Retirement Plan (the “SERP”). See "Pension Benefits" for additional information regarding the SERP.
Perquisites and Other Personal Benefits
Consistent with our Compensation Committee’s philosophy, the only perquisites that NEOs typically receive are overseas allowances or expatriate reimbursements and certain tax preparation assistance given the global nature of our business.
All such amounts provided during 2024 are included in the “Summary Compensation Table” and the footnotes to such table.
The Compensation Committee believes that the reimbursements are consistent with the philosophy and objectives of our executive compensation program, for the following reasons:
•They are primarily “make-whole” payments, not designed to increase wealth. They aim to keep the executive in the same financial position as if the executive received compensation from a foreign-based employer.
•They are consistent with expatriate packages paid to other employees at the Company and at other companies. We pay similar benefits to our other salaried employees, and our peer group companies pay similar benefits to executives and salaried employees. The Company periodically reviews market data surrounding overseas allowances and reimbursements, allowing us to remain focused on providing allowances and reimbursements that are in line with prevailing competitive practices.
•They promote stability among our executive management team, as the applicable executive may decide to take positions with companies based in or near their home jurisdiction if working for foreign-based companies would put them at a significant financial disadvantage.
Our perquisites remain subject to continued periodic review by the Compensation Committee to ensure that such payments are appropriate and remain consistent with prevailing competitive practices and the philosophy and objectives of our compensation program.

42	Valaris Limited	valaris.com

Share Ownership Guidelines
Under our share ownership guidelines, which are intended to further encourage accumulation of share ownership, NEOs, within five years of the later of being appointed to their position or becoming subject to the guidelines, are required to own shares having a value of at least:

CEO:	6x base salary
SVPs:	2x base salary
Vice Presidents:	1x base salary
Officers who are not in compliance with the ownership requirements under the guidelines are subject to a holding period for all equity interests of the Company he or she owns, except as required to satisfy tax withholding obligations, until compliance is achieved. The guidelines are included in our Corporate Governance Policy. All of our NEOs are currently within their initial five-year share ownership accumulation period.
Clawbacks and Award Disqualifications
We maintain the Valaris Limited Clawback Policy, which is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule 10D-1 under the Securities Exchange Act of 1934, as amended. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. We also have award disqualification provisions in our VCIP pursuant to which the Compensation Committee may seek to reduce the size of cash incentive awards for executive officers who violate our Code of Business Conduct or engage in certain other misconduct, whether related to or outside the context of a financial restatement.
Securities Trading Policy
We have a Securities Trading Policy that specifically prohibits directors, NEOs and certain other employees from (1) engaging in short-sales of the Company’s shares, (2) engaging in any hedging transactions of any kind related to our securities, and (3) purchasing shares through a margin account. Due to the difficulty in monitoring compliance with a company-wide hedging prohibition and the relatively smaller share holdings of our employees generally, we do not prohibit hedging transactions by other employees that are not subject to the anti-hedging provisions of our Securities Trading Policy. The Securities Trading Policy also prohibits directors, NEOs and all other employees from buying, selling, gifting or otherwise engaging in a transaction in shares, options to purchase shares or other equity securities of the Company or any other securities of the Company while in possession of material non-public information relating to the Company. A copy of our Securities Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
It is also the Company’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Company securities.

valaris.com	2025 Proxy Statement	43

Other Executive Compensation Matters
Pledging Policy
We have a policy prohibiting officers and directors from pledging Company shares. The Compensation Committee requires that the officers and directors confirm annually that they do not hold shares subject to a pledging arrangement. None of our officers or directors hold shares subject to a pledging arrangement.
Compensation Risk Assessment
The Compensation Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Compensation Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive awards, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee paid particular attention to potential unintended consequences associated with the administration of the VCIP and MIP awards and their related measurement criteria and goals and determined that such goals and performance criteria did not encourage excessive risk-taking. Accordingly, the Compensation Committee, in consultation with LB&Co, determined that our compensation programs and policies do not encourage participation in high-risk activities that are reasonably likely to have a material adverse effect on the Company.
Equity Grant Timing
The Compensation Committee generally approves grants of annual equity awards to NEOs at its first quarterly meeting of the year, which is usually held in early March, following the release of fourth quarter earnings. On occasion, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. We have not made any grants of stock options to our NEOs, and stock option grants are not currently part of our compensation program. During fiscal year 2024, we did not time the disclosure of material non-public information for purposes of affecting the value of executive compensation.

44	Valaris Limited	valaris.com

The Compensation Committee has reviewed and discussed the CD&A for the year ended December 31, 2024 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s proxy statement on Schedule 14A for the 2025 Annual General Meeting of Shareholders and incorporated by reference into the Company's Form 10-K for the year ended December 31, 2024.
Submitted by the Compensation Committee:
Joseph Goldschmid, Chair
Kristian Johansen
Elizabeth D. Leykum
April 8, 2025

valaris.com	2025 Proxy Statement	45

Summary Compensation Table
The table below summarizes the total compensation paid or awarded to each of our 2024 NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and NQDC Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Anton Dibowitz President and Chief Executive Officer	2024	950,000	—	5,616,806	1,168,975	—	19,140	7,754,921
	2023	950,000	—	4,314,482	1,005,100	—	18,390	6,287,972
	2022	950,000	—	692,457	655,500	—	14,090	2,312,047
Christopher Weber Senior Vice President, Chief Financial Officer	2024	550,000		1,997,375	529,650	—	18,637	3,095,662
	2023	550,000	—	1,412,962	455,400	—	17,887	2,436,249
	2022	217,885	—	3,564,929	122,869	—	7,356	3,913,039
Gilles Luca Senior Vice President, Chief Operating Officer	2024	550,000	—	1,997,375	529,650	18,288	124,603	3,219,916
	2023	550,000	500,000	1,590,032	455,400	46,981	298,441	3,440,854
	2022	529,038	1,000,000	235,483	282,495	—	551,151	2,598,167
Matthew Lyne(6) Senior Vice President, Chief Commercial Officer	2024	571,911	—	1,997,375	550,750	—	15,511	3,135,547
	2023	555,814	—	1,412,962	460,214	—	14,140	2,443,130
	2022	149,161	—	3,209,617	81,146	—	14,651	3,454,575
Davor Vukadin Senior Vice President, General Counsel and Secretary	2024	395,192	—	1,162,170	381,122	—	16,257	1,954,741
	2023	375,000	—	719,062	310,500	—	15,946	1,420,508
	2022	321,462	197,500	1,760,048	116,939	—	10,841	2,406,790
(1)The amounts disclosed in this column for all NEOs, other than Mr. Lyne, include amounts voluntarily deferred under the Valaris Savings Plan, our tax-qualified 401(k) retirement plan. The amounts disclosed for Mr. Lyne include amounts deferred under the Valaris UK Retirement Savings Plan.
The amount disclosed for Mr. Vukadin reflects the base salary he received during 2024, which is less than the annualized amount shown in CD&A due to his base salary increase being effective as of March 3, 2024.
(2)The amounts disclosed in this column for 2024 represent the aggregate grant date fair value of RSUs and PSUs granted in 2024. The grant date fair value of RSU and PSU awards are measured using the market value of our shares on the date of grant and for the PSUs, include the estimated probable payout on the date of grant, as described in “Note 8 Share Based Compensation” included in “Financial Statements and Supplementary Data” to our 2024 Annual Report. See the “Long-Term Equity Incentive Awards” section of CD&A for additional information.
The grant-date fair value per unit for the 2024 RSUs was equal to the closing price of the Company's common shares, which was $65.27 per share on March 5, 2024.
The 2024 TSR PSUs were valued on the date of grant, March 5, 2024, using a Monte Carlo simulation, which included assumptions related to expected price volatility, the risk free interest rate and expected dividend yield as follows:

Valuation Assumptions
Expected Price Volatility	49%
Expected Dividend Yield	—
Risk Free Interest Rate	4.31%
Fair Value per TSR PSU	$62.69

46	Valaris Limited	valaris.com

Executive Compensation
While the Summary Compensation Table represents the grant-date fair value of PSUs granted based on the probable outcome of performance achievement, if the maximum level of payout were to be achieved by our NEOs, the aggregate value of the 2024 TSR PSUs based on the closing price on the date of grant would be as follows:

Name	Grant Date Fair Value at Maximum ($)
Anton Dibowitz	9,280,089
Christopher Weber	3,300,051
Gilles Luca	3,300,051
Matthew Lyne	3,300,051
Davor Vukadin	1,920,113
(3)The amounts disclosed in this column for 2024 represent bonuses earned for the 2024 plan year pursuant to the VCIP. Although the amounts for the 2024 VCIP were not paid until 2025, amounts shown in the 2024 column, include the bonuses earned for service during 2024. See the “VCIP Annual Bonus” section of CD&A for additional information regarding our 2024 VCIP.
(4)Represents the change in present value of accumulated benefits under the SERP. See "Pension Benefits" below for additional information regarding the SERP.
(5)The amounts disclosed in this column for 2024 represent all other compensation as follows:

Name	Overseas Allowances ($)(a)	Group Term Life Insurance ($)(b)	Defined Contribution Savings Plans ($)(c)	Other ($)(d)	Total ($)
Anton Dibowitz	—	1,890	17,250	—	19,140
Christopher Weber	—	1,387	17,250	—	18,637
Gilles Luca	89,473	1,386	17,250	16,494	124,603
Matthew Lyne	—	2,711	12,800	—	15,511
Davor Vukadin	—	1,007	15,250	—	16,257
(a)Overseas allowances and reimbursements paid to Mr. Luca included the following:

Name	Tax Equalization ($)	Other Relocation Expenses ($)	Total ($)
Gilles Luca	84,833	4,640	89,473
(b)The amounts disclosed in this column represent the group term life insurance premiums paid for each NEO.
(c)The amounts disclosed in this column represent Company matching contributions paid into each NEO’s Valaris Savings Plan account for all NEOs except for Mr. Lyne. For Mr. Lyne, the amount disclosed represents Company matching contributions paid into the Valaris UK Retirement Savings Plan.
(d)Other compensation paid to Mr. Luca in this column represents the reimbursement of tax preparation fees.
(6)Mr. Lyne resides in the UK and his base salary VCIP award and amounts reflected in "all other compensation" were paid in GBP. These values have been converted to USD using the exchange rate of 1.279 for 2024, which represents the average exchange rate during 2024.

valaris.com	2025 Proxy Statement	47

Executive Compensation
Grants of Plan-Based Awards Table
The table below contains information regarding VCIP annual bonus opportunities and RSU and PSU awards granted to our NEOs during the fiscal year ended December 31, 2024:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of shares of stock or units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anton Dibowitz	N/A	546,250	1,092,500	2,185,000	—	—	—	—	—
	3/05/2024	—	—	—	—	71,090	142,180	—	4,456,632
	3/05/2024	—	—	—	—	—	—	17,775	1,160,174
Christopher Weber	N/A	247,500	495,000	990,000	—	—	—	—	—
	3/05/2024	—	—	—	—	25,280	50,560	—	1,584,803
	3/05/2024	—	—	—	—	—	—	6,321	412,572
Gilles Luca	N/A	247,500	495,000	990,000	—	—	—	—	—
	3/05/2024	—	—	—	—	25,280	50,560	—	1,584,803
	3/05/2024	—	—	—	—	—	—	6,321	412,572
Matthew Lyne	N/A	257,360	514,720	1,029,440	—	—	—	—	—
	3/05/2024	—	—	—	—	25,280	50,560	—	1,584,803
	3/05/2024	—	—	—	—	—	—	6,321	412,572
Davor Vukadin	N/A	178,094	356,189	712,378	—	—	—	—	—
	3/05/2024	—	—	—	—	14,709	29,418	—	922,107
	3/05/2024	—	—	—	—	—	—	3,678	240,063
(1)The amounts disclosed in these columns represent the threshold, target and maximum potential payouts based upon the achievement of performance goals under the 2024 VCIP. The amounts earned by our NEOs under the 2024 VCIP are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. Mr. Lyne’s threshold, target and maximum award opportunities were converted from GBP to USD using the exchange rate of 1.279, which represents the average exchange rate over 2024.
(2)The amounts disclosed in these columns represent the target and maximum number of PSUs for the 2024 TSR PSU awards which were granted on March 5, 2024. The final payout of the 2024 TSR PSUs can range from 0% to 200% of the target PSUs granted with interpolation beginning at a 0% payout; thus, the 2024 TSR PSUs do not have a threshold payout. See the “Long-Term Equity Incentive Awards” section of CD&A for additional information.
(3)The amounts disclosed in this column reflect the number of time-based RSUs granted to each NEO during 2024.
(4)Amounts in this column represent the aggregate grant date fair value of the RSUs and the 2024 TSR PSUs calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please see “Note 8 Share Based Compensation” included in “Financial Statements and Supplementary Data” to our 2024 Annual Report.

48	Valaris Limited	valaris.com

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding the unvested RSU and PSU awards held by our NEOs as of December 31, 2024.

	Share Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anton Dibowitz	3/10/2023	6,964	(3)	308,087	—		—
	3/10/2023	—		—	41,779	(5)	1,848,303
	3/05/2024	17,775	(4)	786,366	—		—
	3/05/2024	—		—	71,090	(6)	3,145,022
Christopher Weber	3/10/2023	2,640	(3)	116,794	—		—
	3/10/2023	—		—	15,835	(5)	700,540
	3/05/2024	6,321	(4)	279,641	—		—
	3/05/2024	—		—	25,280	(6)	1,118,387
Gilles Luca	3/10/2023	2,640	(3)	116,794	—		—
	3/10/2023	—		—	15,835	(5)	700,540
	3/05/2024	6,321	(4)	279,641	—		—
	3/05/2024	—		—	25,280	(6)	1,118,387
Matthew Lyne	3/10/2023	2,640	(3)	116,794	—		—
	3/10/2023	—		—	15,835	(5)	700,540
	3/05/2024	6,321	(4)	279,641	—		—
	3/05/2024	—		—	25,280	(6)	1,118,387
Davor Vukadin	3/10/2023	1,420	(3)	62,821	—		—
	3/10/2023	—		—	8,516	(5)	376,748
	3/05/2024	3,678	(4)	162,715	—		—
	3/05/2024	—		—	14,709	(6)	650,726
(1)Value is based on the closing price of our common shares on December 31, 2024 of $44.24.
(2)Represents the 2023 and 2024 PSU grants, which vest and are payable from 0% to 200% of the target units granted. These awards are subject to attainment of the applicable performance objectives.
(3)Vests on December 31, 2025.
(4)Vests in three equal annual installments on March 5, 2025, 2026 and 2027.
(5)Represents unearned 2023 TSR PSUs, shown at target performance, the next level above threshold, based on performance estimated through December 31, 2024. Awards may vest at 0% to 200% of the target number of units granted following a three-year performance period that ends December 31, 2025.
(6)Represents unearned 2024 TSR PSUs, shown at target performances, the next level above threshold, based on performance estimated through December 31, 2024. Awards may vest at 0% to 200% of the target number of units granted following a three-year performance period that ends December 31, 2026.

valaris.com	2025 Proxy Statement	49

Executive Compensation
Shares Vested Table
The following table sets forth information regarding RSUs and PSUs that vested during the year ended December 31, 2024. The share award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the share awards vested. No stock options were granted to or exercised by our NEOs during 2024, and there were no stock options held by any NEOs as of December 31, 2024.

	Share Awards
Name	Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)
Anton Dibowitz	526,746	30,488,114
Christopher Weber	69,377	4,057,602
Gilles Luca	179,907	10,429,112
Matthew Lyne	69,377	4,057,602
Davor Vukadin	27,525	1,659,145
(1)Includes shares subject to Emergence PSUs, which were designed to compensate NEOs over a multi-year period and vested in 2024. Messrs. Dibowitz, Weber, Luca, Lyne and Vukadin acquired shares upon vesting in such Emergence PSUs in the amounts of 484,519, 60,437, 164,786, 60,437 and 21,204, respectively.
(2)The amounts reported include the following number of shares withheld by the Company to satisfy tax obligations:

Name	Shares Withheld to Satisfy Tax Obligations
Anton Dibowitz	207,277
Christopher Weber	27,277
Gilles Luca	68,417
Matthew Lyne	32,609
Davor Vukadin	10,809
Pension Benefits
Supplemental Executive Retirement Plans
We maintain a frozen Supplemental Executive Retirement Plan (the "SERP"), which is a tax-deferred savings plan originally established for certain highly-compensated employees, including the NEOs, to permit participants to defer amounts in excess of the limitations imposed by the U.S. Internal Revenue Code on deferrals under our Savings Plan. The SERP was frozen to the entry of new participants in November 2019 and to future compensation deferrals as of January 1, 2020. The SERP currently provides for quarterly credits of an interest equivalent based upon the rate of interest paid on ten-year United States treasury notes in November of the immediately preceding calendar year and the participant’s plan balances as of the first day of such quarter. Only Mr. Luca is a participant in the SERP and currently receives such quarterly credits.
None of the NEOs made any contributions to or received any withdrawals or distributions from the SERP during 2024.
Pension Benefits Table
The table below shows the present value of accumulated defined benefit pension benefits for Mr. Luca at December 31, 2024. We have provided the present value of accumulated benefits at December 31, 2024 using a discount rate of 5.21% for the SERP.

	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gilles Luca	SERP	15	597,933	—

50	Valaris Limited	valaris.com

Executive Compensation
(1)Years of credited service for Mr. Luca differ from actual years of service based on the date he satisfied the participation requirements under the SERP and when the SERP was frozen. Actual years of service with Valaris or its predecessor company for Mr. Luca is 28 years. These differences did not result in any increased benefits for Mr. Luca.
(2)The pension liabilities are based upon actuarial computations that reflect our assumptions about future events, including long-term asset returns, interest rates, mortality rates and other factors. A discussion of assumptions is set forth in "Note 9 Pension and Other Postretirement Benefits” included in “Financial Statements and Supplementary Data” to our December 31, 2024 audited consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Management Estimates – Pension and Other Postretirement Benefits” in our 2024 Annual Report.
Nonqualified Deferred Compensation Table
Certain time-based RSUs granted to each of our NEOs in 2021 and 2022, previously vested in 2022 and 2023 but were subject to deferred settlement and were not paid until July 2024. Such awards were treated as non-qualified deferred compensation under the SEC’s disclosure rules.
The table below summarizes nonqualified deferred compensation for the year ended December 31, 2024:

Name	Executive Contributions in 2024 ($)(1)	Registrant Contributions in 2024 ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at FYE ($)(4)
Anton Dibowitz	—	—	526,857	(5,099,631)	—
Christopher Weber	—	—	58,381	(565,113)	—
Gilles Luca	—	—	214,766	(2,078,913)	—
Matthew Lyne	—	—	60,198	(582,701)	—
Davor Vukadin	—	—	22,543	(218,016)	—
(1)There were no vesting of RSU or PSU share awards during 2024 for which settlement was deferred.
(2)The amounts disclosed in this column represent the change in fair value during 2024 for the time-based RSUs which vested in prior years but for which settlement had been deferred until July 2024. No amounts with respect to deferred RSUs or earnings have been included in the 2024 Summary Compensation Table because such earnings do not represent above market earnings.
(3)The amounts disclosed in this column represent the aggregate fair value upon settlement in 2024 of all previously deferred RSUs. The grant date fair value of the deferred RSUs were previously included in the Summary Compensation Table in prior fiscal years for each NEO.
(4)All deferred awards were settled in 2024. As a result, there were no deferred vested awards outstanding as of December 31, 2024.
Potential Payments Upon Termination or Change in Control
Mr. Dibowitz’s Employment Agreement
In connection with Mr. Dibowitz's appointment as our President and CEO, he entered into an employment agreement with the Company and Ensco Corporate Resources LLC (the "Dibowitz Employment Agreement"). Pursuant to the Dibowitz Employment Agreement, if Mr. Dibowitz is terminated without Cause or resigns for Good Reason (each as defined in the Dibowitz Employment Agreement), subject to execution of a customary release, Mr. Dibowitz would be entitled to: (1) a severance payment equal to two times the sum of his base salary and target annual bonus, (2) a pro-rated target annual bonus for the year of termination, (3) 18 months of subsidized health continuation coverage, (4) up to 12 months of outplacement services and (5) reimbursement of certain legal fees incurred in connection with negotiation of such release. The Dibowitz Employment Agreement also includes customary confidentiality, non-competition, non-solicitation, non-disparagement and invention assignment covenants. If Mr. Dibowitz is terminated due to death or Disability (as defined in the Dibowitz Employment Agreement), Mr. Dibowitz would be entitled to a pro-rated target annual bonus for the year of termination. Mr. Dibowitz does not participate in any other severance plan.

valaris.com	2025 Proxy Statement	51

Executive Compensation
Matthew Lyne's Employment Agreement
In connection with Mr. Lyne’s appointment as our SVP and CCO, he entered into an employment agreement with Ensco Services Limited (the “Lyne Employment Agreement”). Pursuant to the Lyne Employment Agreement, six months prior notice is required to terminate his employment (and in case of the Company, the Company may provide a payment in lieu thereof equal to his base salary over such notice period), unless the termination is for Cause (as defined in the Lyne Employment Agreement) or for his absence from work due to illness or injury for at least six months.
Mr. Lyne is also eligible to participate in the Valaris Executive Severance Plan (the "Executive Severance Plan"), as further described below, and entitled to receive any benefits thereunder subject to his execution of a settlement agreement (in lieu of the release required under the Executive Severance Plan). In the event of his termination for Good Reason (as defined in the Executive Severance Plan) he will not be required to provide six months’ notice of termination but will instead follow the procedure set out in the Executive Severance Plan. Any severance benefits under the Executive Severance Plan will be inclusive of any payments he would otherwise be entitled to, including any payment in lieu of his notice period. The definition of “Disability” for the purposes of the Executive Severance Plan would also be satisfied for him if he is unable to perform his duties due to illness or injury for more than six months. The Lyne Employment Agreement also includes customary confidentiality and invention assignment covenants.
Executive Severance Plan
Messrs. Weber, Luca, Lyne and Vukadin participate in the Executive Severance Plan. Pursuant to the Executive Severance Plan, if terminated by Valaris without Cause or by the executive for Good Reason (each as defined in the Executive Severance Plan), subject to execution of a customary release, the executives would be entitled to (1) a severance payment equal to the sum of their base salary and target annual bonus, (2) a target bonus for the performance period in which termination occurs, (3) 12 months of subsidized health continuation coverage, (4) subject to any overriding terms in any grant agreement, accelerated vesting of time-based incentive awards and pro-rated accelerated vesting of performance-based incentive awards based on actual results realized over the performance period, (5) up to 12 months of outplacement services and (6) reimbursement of certain legal fees incurred in connection with negotiation of such release.
Mr. Luca’s Change in Control Severance Agreement
Mr. Luca is a party to a change in control severance agreement (the "Luca CIC Agreement"), which was previously entered into with Ensco plc. Under the terms of the Luca CIC Agreement, if a change in control occurs and Mr. Luca’s employment is terminated (1) without Cause or for Good Reason (each as defined in the Luca CIC Agreement) during the three months preceding the change in control, or (2) for any reason other than by him without Good Reason or by the Company for Cause during the 12 months following the change in control, subject to his execution of a customary release, he will be entitled to a severance payment equal to: (1) his highest annual base salary in effect at any time within 12 months preceding the change in control, and (2) his target annual bonus for the change in control year. Mr. Luca will also be entitled to one year of subsidized health continuation coverage. The Luca CIC Agreement also includes customary confidentiality and non-disparagement covenants. Upon a qualifying termination, Mr. Luca would be eligible to receive the greater of the benefits provided under the Luca CIC Agreement and the Executive Severance Plan.
Equity Awards
All of the RSUs granted to our NEOs are subject to full acceleration in the event of a change in control and pro-rata vesting in the event of a termination without cause, resignation for specific good reason events, retirement that occurs at least 12 months following the date of grant, death or disability.
For all of the PSUs granted to our NEOs, such PSUs will vest upon a change in control, to the extent earned, based on achievement of the applicable performance objectives through such change in control event. In addition, a pro-rata portion of the PSUs will remain outstanding and eligible to vest based on actual performance over the full performance period in the event of a termination without cause, resignation for certain good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. See “Long-Term Equity Incentive Awards” section of CD&A for additional information regarding such awards.

52	Valaris Limited	valaris.com

Executive Compensation
The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the NEO’s employment under various scenarios or a change in control. The amounts shown assume that such triggering event took place on December 31, 2024 and that the price per share of our common stock is equal to the closing price of our common shares on December 31, 2024 of $44.24.

Name	Death or Disability ($)	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)	Change in Control ($)
Anton Dibowitz
Salary and Bonus Severance	1,092,500	5,177,500	5,177,500	N/A
Benefits Continuation	N/A	25,824	25,824	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	35,000	35,000	N/A
Accelerated Vesting of Equity Awards(1)	2,349,940	2,349,940	6,087,778	6,087,778
Total	3,442,440	7,588,264	11,326,102	6,087,778
Christopher Weber
Salary and Bonus Severance	N/A	1,540,000	1,540,000	N/A
Benefits Continuation	N/A	18,327	18,327	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	865,113	865,113	2,215,362	2,215,362
Total	865,113	2,468,440	3,818,689	2,215,362
Gilles Luca
Salary and Bonus Severance	N/A	1,540,000	1,540,000	N/A
Benefits Continuation	N/A	18,327	18,327	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	865,113	865,113	2,215,362	2,215,362
Total	865,113	2,468,440	3,818,689	2,215,362
Matthew Lyne
Salary and Bonus Severance(2)	N/A	1,601,352	1,601,352	N/A
Benefits Continuation(2)	N/A	782	782	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	865,113	865,113	2,215,362	2,215,362
Total	865,113	2,512,247	3,862,496	2,215,362
Davor Vukadin
Salary and Bonus Severance	N/A	1,107,570	1,107,570	N/A
Benefits Continuation	N/A	17,216	17,216	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	482,366	482,366	1,253,010	1,253,010
Total	482,366	1,652,152	2,422,796	1,253,010
(1)The amounts disclosed in these rows assume the acceleration of the 2023 and 2024 TSR PSUs at target; however, such awards would accelerate based on actual achievement of the applicable performance metrics.
(2)These values have been converted to USD from British pounds using the exchange rate of 1.279, which represents the average exchange rate over 2024.

valaris.com	2025 Proxy Statement	53

Executive Compensation
CEO Pay Ratio
We determined that, for the year ended December 31, 2024, (1) the annual total compensation of our "median employee" was $113,707; (2) the annual total compensation of our CEO as reported in the Summary Compensation Table was $7,754,921; and (3) the ratio of these amounts was 1-to-68.
To identify the median employee, we used the annual base salary for all employees as of December 31, 2024, using the approach described below:
We determined that, as of December 31, 2024, our employee population consisted of approximately 4,100 individuals.
Our median employee was identified based on our worldwide employee population, without regard to their location, compensation arrangements, or whether such employees were full-time or part-time.
Annual base salary was defined as the fixed portion of each employee's compensation arrangements that is paid without regard to our financial or operational performance in a given year. We gathered the requisite information applying this compensation measure with respect to our employees using the 12-month period ending December 31, 2024.
We annualized the compensation of all permanent employees who were hired in 2024 but did not work for us or our consolidated subsidiaries for the entire fiscal year.
We did not make any cost-of-living adjustments in identifying the median employee.
Using this methodology, we then selected the median employee and calculated the median employee's total annual compensation in the same manner as we calculate the total compensation of our NEOs for purposes of the Summary Compensation Table.
Given the global distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. We believe that annual base salary is an appropriate, consistently applied compensation measure that provides a reasonable estimate of our pay ratio calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

54	Valaris Limited	valaris.com

Executive Compensation
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to CD&A above.

Year	Summary compensation table total for Mr. Dibowitz(1)	Compensation actually paid to Mr. Dibowitz(2)(9)	Summary compensation table total for Mr. Burke(1)	Compensation actually paid to Mr. Burke	Average summary compensation table total for non-PEO NEOs(1)(3)	Average compensation actually paid to non-PEO NEOs(3)(4)(9)	Value of initial fixed $100 investment based on:		Net income (loss) (millions) (7)	Stock Price(8)
							Total shareholder return(5)	Peer group total shareholder return(6)
2024	7,754,921	(5,370,528)	—	—	2,851,467	(162,467)	186.70	155.10	369.8	44.24
2023	6,287,972	1,905,370	—	—	2,435,185	1,749,754	289.30	168.40	866.8	68.57
2022	2,312,047	29,557,102	—	—	2,678,633	5,707,378	285.30	160.70	181.8	67.62
2021	15,419,099	18,405,019	18,487,913	7,600,866	4,949,709	3,779,743	151.90	96.50	(4,487.4)	36.00
2020	—	—	7,567,090	2,677,182	4,339,194	3,744,156	N/A	N/A	(4,857.6)	N/A
(1)Reflects the "Total" compensation reported in the Summary Compensation Table for Messrs. Dibowitz and Burke or the average of the "Total" compensation reported for the non-principal executive officer ("PEO") NEOs, as appropriate, in the applicable year.
(2)The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year, but rather primarily reflect the change in value of outstanding equity awards for each year. The dollar amounts reported represent the amount of “compensation actually paid” to our PEO for each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with SEC rules, The following adjustments were made to our PEO's total compensation to determine the 2024 compensation actually paid:

Anton Dibowitz
2024
"Total" as reported in Summary Compensation Table ("SCT")	7,754,921
Less, fair value of equity awards granted during the year as reported in the "Share Awards" column in SCT	(5,616,806)
Plus, fair value at year-end of outstanding and unvested equity awards granted in the year	2,242,289
Plus, change in fair value (whether positive or negative) from prior year-end to vesting date for awards granted in prior years that vested during the year	(7,542,683)
Plus, change in fair value (whether positive or negative) from prior year-end to current year-end for awards granted in prior years that were unvested at end of year	(2,208,249)
Compensation Actually Paid to PEO	(5,370,528)
(3)Non-PEO NEOs included for 2024 and 2023 are Messrs. Weber, Luca, Lyne and Vukadin. Non-PEO NEOs included for 2022 are Messrs. Weber, Luca, Lyne, Vukadin and Gibbins. Non-PEO NEOs included for 2021 are Messrs. Luca, Gibbins, Jonathan Baksht (our former Executive Vice President and Chief Financial Officer), and Alan Quintero (our Former Senior Vice President, Business Development). Non-PEO NEOs included for 2020 are Mr. Baksht, Michael McGuinty (our former Senior Vice President, General Counsel and Secretary) and Carl G. Trowell (our former Executive Chairman).

valaris.com	2025 Proxy Statement	55

Executive Compensation
(4)The dollar amounts reported represent the average amount of "compensation actually paid” to the relevant non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid during the applicable year, but rather primarily reflect the change in value of outstanding equity awards for each year. In accordance with SEC rules, the following adjustments were made to the average total compensation to determine the 2024 compensation actually paid:

Average Non-PEO NEOs
2024
Average "Total" as reported in the SCT	2,851,467
Less, average change in actuarial present value of accumulated benefits under defined benefit plans	(4,572)
Less, average fair value of equity awards granted during the year as reported in the "Share Awards" column in the SCT	(1,788,574)
Plus, average fair value at year-end of equity awards granted in the year	714,020
Plus, average change in fair value (whether positive or negative) from prior year-end to vesting date for awards granted in prior years that vested during the year	(1,194,542)
Plus average change in fair value (whether positive or negative) from prior year-end to current year-end for awards granted in prior years that were unvested at end of current year	(740,266)
Average Compensation Actually Paid to Non-PEO NEOs	(162,467)
(5)Cumulative total shareholder return ("TSR") is calculated assuming $100 was invested on May 3, 2021, which represents the first trading date after our emergence from Chapter 11, and through the end of each fiscal year shown in the table.
(6)The peer group used for this purpose is the Dow Jones U.S. Select Oil Equipment & Services Index.
(7)The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements included in our annual report on Form 10-K filed with the SEC for each applicable year. The net loss reported for 2021 is comprised of a loss of $23.6 million for the eight months ended December 31, 2021 successor period and a loss of $4,463.8 million for the four months ended April 30, 2021 predecessor period.
(8)The company-selected measure is our stock price on the last trading day of each respective year. Our common shares began trading on NYSE on May 3, 2021, following our emergence from Chapter 11.
(9)For 2024, Compensation Actually Paid is a negative amount for both Mr. Dibowitz and the average of the other NEOs. This was primarily driven by a decline in Valaris' share price during 2024, which resulted in the failure to vest in the final (maximum) $75 share price hurdle of the Share Price PSUs included as part of the Emergence PSUs (which is reflected in the “change in fair value (whether positive or negative) from prior year-end to vesting date for awards granted in prior years that vested during the year” rows in footnotes (2) and (4)) and lower fair value estimates for outstanding unvested awards as of December 31, 2024.
Financial Performance Measures
As described in greater detail in the CD&A above, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Stock Price/Absolute TSR
•Relative TSR
•Adjusted EBITDA
•Operating Free Cash Flow
•Relative ROCE
•Personal and process safety
•Downtime performance
•Spill prevention

56	Valaris Limited	valaris.com

Executive Compensation
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with SEC rules, the Company is providing the following graphical descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative Company TSR and Peer Group TSR
Compensation Actually Paid and Net Income (Loss)

valaris.com	2025 Proxy Statement	57

Executive Compensation
Compensation Actually Paid and Company Selected Measure (Stock Price)

58	Valaris Limited	valaris.com

Resolution 3: To approve the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of shareholders and to authorize the Board, acting by its audit committee, to set KPMG LLP’s remuneration.

The Board proposes and recommends the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm until the close of the next annual general meeting of shareholders to audit our books, records, and accounts and those of our subsidiaries for the fiscal year ended December 31, 2025, and to authorize the Board, acting by the Audit Committee, to determine the remuneration of the independent registered public accountants.
Representatives of KPMG LLP will be present at the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, but your proxy is executed, the persons designated as proxies will vote the proxies received FOR resolution 3.

The Board recommends that shareholders vote FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of the shareholders and to authorize the Board of Directors, acting by its Audit Committee, to set our auditors’ remuneration.

Fees and Services
The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended December 31, 2024 and 2023 by KPMG LLP and its affiliates were as follows (in thousands):

	2024	2023
Audit Fees(1)	$1,746	$1,951
Audit Related Fees	—	—
Tax Fees(2)	664	770
All Other Fees	—	—
	$2,410	$2,721
(1)Includes fees for the audit of our annual consolidated financial statements and audit of the effectiveness of our internal control over financial reporting included in our annual report on Form 10-K, reviews of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, audits of certain subsidiary statutory accounts, attestation services and consents to incorporate KPMG LLP’s reports into registration statements filed with the SEC.
(2)Represents fees for tax compliance and other tax-related services.

valaris.com	2025 Proxy Statement	59

Resolution 3: Appointment of the Independent Registered Public Accounting Firm
Independent Auditor Pre-approval Policies and Procedures
Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing and approving the compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee's charter provides that it will pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
We submit an itemized listing of all services to the Audit Committee for which pre-approval is requested. Such listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes an explanation as to why we believe such service qualifies as a permitted non-audit service and why providing such service is not expected to impair the independence of our independent registered public accounting firm.
Our Audit Committee pre-approved the services provided during 2024 and 2023 described above, in accordance with our Audit Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). Accordingly, there were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG LLP were compatible with maintaining KPMG LLP’s independence and has determined that the provision of such non-audit services does not undermine KPMG LLP’s independence.

60	Valaris Limited	valaris.com

The Audit Committee of the Board is composed of three independent directors who satisfy the requirements of independence as established by Section 10A of the Exchange Act and the NYSE listing standards. The Audit Committee is governed by a written charter adopted by the Board. Our Audit Committee charter is available in the Governance section under the About tab on our website (www.valaris.com). To fulfill its responsibilities, the Audit Committee of the Company met 8 times during 2024.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is directly responsible for recommending the appointment and approval of the compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee evaluates the qualifications, compensation, performance and independence of the Company’s independent registered public accounting firm. In determining whether to recommend the independent registered public accounting firm employed by the Company for reappointment, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team; the quality of services provided by the firm; the effectiveness of the communication and interaction between the independent registered public accounting firm, management and the Audit Committee; and the fees charged for the quality and breadth of services provided.
The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee has recommended, and the Board, in the exercise of its business judgement, has approved, inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgement, the discussions referred to above and reliance upon the Company’s management and independent registered public accounting firm.
In accordance with the recommendation of our Audit Committee, our Board approved inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2024, and all of our directors acknowledged such approval by signing the annual report on Form 10-K for filing with the SEC.
Submitted by the Audit Committee:
Dick Fagerstal, Chair
Catherine Hughes
Elizabeth D. Leykum
February 14, 2025

valaris.com	2025 Proxy Statement	61

The following tables show amounts and percentages of our common shares (the only class of our securities outstanding and eligible to vote) owned beneficially as of April 15, 2025 (except as noted below) by (1) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares; (2) each of our directors and each director nominee as of the date of this proxy statement; (3) each of our NEOs identified in the 2024 Summary Compensation Table; and (4) all of our directors and executive officers as a group as of the date of this proxy statement. Beneficial ownership includes any of our common shares as to which a person has the right to acquire within 60 days of April 15, 2025.

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
BlackRock, Inc.	7,887,942	(2)	11.10%
50 Hudson Yards, New York, NY 10001
Famatown Finance Ltd.	7,501,913	(3)	10.56%
33 Promachon Eleftherias Street Deana Beach Apartments Block 1, Floor 4 Ayios Athanasios, Limassol, G4, 4103
The Vanguard Group	6,430,650	(4)	9.05%
100 Vanguard Blvd. Malvern, PA 19355
Oak Hill Advisors, L.P.	4,760,965	(5)	6.70%
One Vanderbilt, 16th Floor New York, NY 10017
Lingotto Investment Management, LLP	3,637,207	(6)	5.12%
7 Seymour Street London, W1H 7JW United Kingdom
Named Executive Officers
Anton Dibowitz	203,310	(7)	—%	(7)
President and Chief Executive Officer
Christopher Weber	48,051	(7)	—%	(7)
Senior Vice President and Chief Financial Officer
Gilles Luca	130,867	(7)	—%	(7)
Senior Vice President and Chief Operating Officer
Matthew Lyne	41,922	(7)	—%	(7)
Senior Vice President and Chief Commercial Officer
Davor Vukadin	24,113	(7)	—%	(7)
Senior Vice President, General Counsel and Secretary

62	Valaris Limited	valaris.com

Ownership of Voting Securities

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
Non-Executive Directors
Elizabeth D. Leykum	38,833	(7)	—%	(7)
Chair of the Board
Dick Fagerstal(a)	22,023	(7)	—%	(7)
Director
Joseph Goldschmid(b)	—	(7)	—%	(7)
Director
Catherine J. Hughes	7,444	(7)	—%	(7)
Director
Kristian Johansen	4,648	(7)	—%	(7)
Director
All current directors and executive officers as a group (10 persons)	521,211	(7)	—%	(7)
(a)Excludes 7,872 deferred RSUs that are vested or will vest within 60 days of April 15, 2025 but not yet settled.
(b)Excludes 31,014 deferred RSUs that are vested or will vest within 60 days of April 15, 2025 but not yet settled.
(1)As of April 15, 2025, there were 71,041,023 shares outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.
(2)Based on the Schedule 13G/A filed on February 6, 2025, BlackRock, Inc. reported as of December 31, 2024, sole voting power over 7,754,975 shares, sole dispositive power over 7,887,942 shares and shared voting and dispositive power over no shares.
(3)Based on the Schedule 13D/A filed on March 5, 2025, Famatown, Greenwich Holdings Limited ("Greenwich") and C.K. Limited reported as of February 28, 2025, shared voting power and shared dispositive power over 7,501,913 shares and sole voting and dispositive power over no shares. C.K. Limited is the trustee of two trusts that indirectly hold all shares of Greenwich and Famatown, and may accordingly be deemed to hold the shares beneficially owned by Greenwich and Famatown.
(4)Based on the Schedule 13G filed on November 12, 2024, The Vanguard Group reported as of September 30, 2024, sole voting power over no shares, sole dispositive power over 6,275,628 shares, shared voting power over 88,547 shares and shared dispositive power over 155,022 shares.
(5)Based on the information supplied by OHA to us, as of March 5, 2025, OHA had shared voting power and shared dispositive power over 4,760,965 shares and sole voting and dispositive power over no shares.
(6)Based on the Schedule 13G filed on January 13, 2025, Exor N.V., Giovanni Agnelli B.V., Lingotto Investment Management (UK) Limited and Lingotto Investment Management LLP reported as of October 31, 2024, sole voting and dispositive power over 3,637,207 shares and shared voting and dispositive power over no shares.
(7)Ownership is less than 1% of our shares outstanding based on 71,041,023 common shares outstanding as of April 15, 2025 and includes for each person the number of shares that such person has the right to acquire within 60 days of such date.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares ("Section 16 reports").
To our knowledge, based solely upon review of the copies of such Section 16 reports filed with the SEC during the year ended December 31, 2024 and on written representations from our directors and executive officers, all Section 16 reports applicable to our directors, executive officers and holders known to us to beneficially own more than 10% of any class of our equity securities were filed on a timely basis.

valaris.com	2025 Proxy Statement	63

1.What steps do I need to take to attend the Meeting in person?
Shareholders of Record: If you are a shareholder of record as of the close of business on April 15, 2025 (the "Record Date") and plan to attend the Meeting, please bring the Notice to the Meeting as your proof of ownership of Valaris shares.
Beneficial Owners: If you are a beneficial owner and plan to attend the Meeting, you will need to bring evidence of your ownership of Valaris shares as of the Record Date in the form of a recently dated letter from your broker, bank or other nominee and a photo ID as proof of your identity. If you wish to vote at the Meeting, you must also bring a legal proxy as described in the answer to Question 17.
Please note that no cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting, and security measures will be in effect to ensure the safety of attendees. In all cases, you will need a photo ID to gain admission.
2.What is a proxy statement and what is a proxy?
A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. The person designated is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Shareholders are asked to appoint the following persons as proxy holders for the Meeting: Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, SVP, General Counsel and Secretary.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement, and in the absence of your direction, they will vote your shares as recommended by the Board.
Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this proxy statement was printed and that under the Valaris bye-laws, may be properly presented for action at the Meeting.
3.Why did I receive these proxy materials?
We are providing this meeting notice, proxy statement, proxy card and 2024 annual report (the “proxy materials”) in connection with the solicitation by our Board of proxies to be voted at the Meeting. The proxies also may be voted at any adjournments or postponements of the Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Meeting. All shareholders on the Record Date are entitled to receive notice of, attend and vote at the Meeting or, subject to our bye-laws, any adjournment or postponement of the Meeting.
4.Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.

64	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
5.Why did I receive the Notice by mail or e-mail?
If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all your holdings this year. If you would like to change the method of delivery, please follow the instructions set forth in the answer to Question 8.
6.How can I access the proxy materials over the Internet?
Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card or voting instruction card from your broker or the Notice.
7.Can I get paper copies of the proxy materials?
Yes, you may request paper copies of the proxy materials, including our 2024 annual report, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.
8.Can I choose the method in which I receive future proxy materials?
Yes, there are three methods in which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:
•Notice and Access: The Company furnishes proxy materials over the Internet and mails the Notice to most shareholders.
•E-mail: If you would like to have earlier access to future proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.
•Mail: You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If you are voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.
If you are a beneficial owner, you should consult the directions provided by your broker, bank, trust or other nominee with respect to how you receive your proxy materials and how to vote your shares.
If there are multiple shareholders residing at the same address, we will send one set of proxy materials per household. However, you may inform us as to whether you wish to receive one set of proxy materials per household or one set of proxy materials per person in the future by calling or emailing as set forth above.
9.Can I vote my shares by completing and returning the Notice?
No, the Notice simply instructs you on how to vote. To vote your shares, see instructions set forth in Question 17 below.
10.When and where is the Meeting?
The Meeting will be held on June 12, 2025 at 8:00 a.m. Bermuda time in the Juneland Room at the Hamilton Princess, 76 Pitts Bay Road, Pembroke, Hamilton, HM 08, Bermuda.

valaris.com	2025 Proxy Statement	65

Questions and Answers about the Meeting and Voting
11.What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares as “beneficial owners” through a broker, bank or other nominee rather than directly in their own name as “shareholders of record.” As summarized below, there are some differences between shares held of record and those owned beneficially.
If your shares are registered in your name on the books and records of Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” Accordingly, we sent the Notice directly to you. If you are a shareholder of record, you may vote your shares in person at the Meeting.
If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name,” and you are considered the “beneficial owner.” Either the Notice or the proxy materials have been, or will be, forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing. As a beneficial owner is not the shareholder of record, you may not vote your shares at the Meeting unless you obtain a legal proxy from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the Meeting.
12.What are my voting choices for each of the resolutions to be voted on at the Meeting?
You may vote “for” or “against” or you may elect to “abstain” with respect to resolutions 1, 2 and 3. We have majority voting for the election of directors and for each of the resolutions. If you “abstain” from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect for such proposal. Under our bye-laws, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast are cast in favor of the resolution to elect or re-elect the director.
With respect to resolutions 1, 2 and 3, assuming a quorum is present, each of resolutions 1, 2 and 3 will be considered approved if a majority of the votes cast are cast in favor thereof. With respect to the non-binding advisory vote on resolution 2, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory votes on resolution 2.
13.What are our Board’s recommendations on how I should vote my shares?
Our Board recommends that you vote your shares as follows:

Resolution 1a. - 1f.
FOR the election of each of the six directors named in the section headed “Resolution 1” of this proxy statement to serve until the next Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with the bye-laws of the Company.

Resolution 2	FOR the non-binding, advisory vote to approve the compensation of our named executive officers.
Resolution 3
FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of Shareholders and to authorize the Board, acting through its Audit Committee, to set KPMG LLP’s remuneration.

All of the nominees named in resolutions 1a.-1f. have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxy holders will vote to elect that proposed person. Alternatively, the Board may decide, as appropriate, to reduce the number of directors constituting the Board.

66	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
14.Are there any other matters to be acted upon at the Meeting?
We do not know of any other matters to be presented or acted upon at the Meeting. If any matters not set forth in the Notice included in the proxy materials are properly brought before the Meeting, unless you otherwise indicate on your proxy card, the persons named as your proxy will have discretionary authority to vote on them in accordance with their best judgement.
15.Who is entitled to vote at the Meeting?
You are entitled to vote if you owned shares as a shareholder of record as of the close of business on the Record Date, April 15, 2025. If you are a beneficial owner of Company shares and want to vote those shares, you must have a legal proxy from the shareholder of record to vote your shares at the Meeting. Each share is entitled to one vote, and there is no cumulative voting. Our outstanding warrants to purchase common shares are not entitled to vote at the Meeting.
As of the Record Date, we had 71,041,023 shares issued and outstanding. Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend and vote at the Meeting and any adjournments or postponements thereof. In accordance with the Company’s bye-laws, voting on all resolutions will be conducted by a show of hands or a poll.
16.What is the quorum required to hold the Meeting? What are the effects of abstentions and broker non-votes at the Meeting?
A majority of all issued and outstanding shares entitled to vote at the Meeting will constitute a quorum, which is the minimum number of shares that must be represented by one or more persons present by proxy or in person throughout the Meeting to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.
Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. If you abstain from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect on such proposal.
We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Meeting.
17.How do I vote?
Shareholders of Record: You are asked to appoint the following persons as proxy holders for the Meeting: Anton Dibowitz, President and CEO, and Davor Vukadin, SVP, General Counsel and Secretary.
To be valid, any proxy card or other instrument appointing a proxy must be received (completed, dated and signed) before 3:00 p.m. Eastern Time on June 11, 2025 (the “share voting cutoff time”) by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by submission via the Internet by going to www.proxyvote.com and following the instructions provided.
Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

valaris.com	2025 Proxy Statement	67

Questions and Answers about the Meeting and Voting
Beneficial Owners: If you are a beneficial owner, your broker, bank or other nominee will arrange to provide materials and instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction card directly to the Company unless you provide a legal proxy executed by the shareholder of record and enabling you to vote the shares.
18.What can I do if I change my mind after I vote?
Shareholders of Record: If you are a shareholder of record, you may revoke your proxy or otherwise change your vote before it is exercised by doing one of the following:
•sending a written notice of revocation to our Company Secretary, Davor Vukadin, at 5847 San Felipe, Suite 3300, Houston, TX 77057, which must be received before the share voting cutoff time, 3:00 p.m. Eastern Time on June 11, 2025, stating that you would like to revoke your proxy;
•by completing, signing and dating another proxy card and returning it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time to be received before the share voting cutoff time, in which case your later-submitted proxy will be recorded and your earlier proxy revoked;
•if you voted electronically, by returning to www.proxyvote.com and changing your vote before the share voting cutoff time. Follow the same voting process, and your original vote will be superseded; or
•participating in the Meeting and voting your shares, provided that you specifically request your previously granted proxy to be revoked.
Beneficial Owners: If you are a beneficial owner, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker, bank or other nominee before the applicable deadline.
19.What if I do not specify a choice for a resolution in my proxy?
If you sign and return your proxy card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted FOR each nominee in resolution 1 and FOR resolutions 2 and 3, and otherwise in accordance with our Board’s recommendations by the persons designated as your proxies in Question 2.
20.Will my shares be voted if I do not provide my proxy or instruction form?
If you are a shareholder of record and do not provide a proxy, you must attend the Meeting in order to vote. If you are a beneficial owner and hold shares through an account with a bank, broker or other nominee, your shares will not be voted on any proposal on which the bank, broker or other nominee does not have discretionary authority to vote. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the Meeting.
21.What does it mean if I receive more than one Notice?
If you received multiple Notices, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted.
22.Who will pay for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone for no additional compensation. We will also ask shareholders of record who are brokerage firms, banks, custodians, fiduciaries and other nominees to forward proxy materials to the beneficial owners of such shares and upon request we will reimburse such shareholders of record for the customary costs of forwarding the proxy materials. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies and anticipate that this will cost us approximately $8,500 plus certain out-of-pocket expenses.

68	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
23.Who will count the votes?
Broadridge Financial Solutions, Inc. will count the votes submitted by proxy and provide such report to the Company.
24.When will Valaris announce the voting results?
We will report the final results on our website (www.valaris.com) and in a Current Report on Form 8-K filed with the SEC shortly after the Meeting.
25.Who should I contact if I have additional questions?
If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, D.F. King. Shareholders may call toll-free at 1-800-290-6427, and banks and brokers may call collect at 1-212-771-1133. D.F. King may be reached by email at valaris@dfking.com.
Shareholders who have general queries about the Meeting also can email Valaris Investor Relations at ir.hdqrs@valaris.com. No other methods of communication will be accepted. You may not use any electronic address provided either in this proxy statement or any related documents (including the proxy materials) to communicate with the Company for any purposes other than those expressly stated.

valaris.com	2025 Proxy Statement	69

The Company has not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
The following materials are being distributed to shareholders with this proxy statement: the letter to shareholders from our President and Chief Executive Officer and Chair of the Board and our 2024 annual report to shareholders, which includes our consolidated financial statements for the year ended December 31, 2024 filed in our annual report on Form 10-K with the SEC.
Upon request in writing, we will provide each person solicited by this proxy statement, without charge except for exhibits, a copy of our annual report on Form 10-K for the year ended December 31, 2024 as filed with the SEC, including the financial statements. Please direct your request to our Investor Relations Department, 5847 San Felipe, Suite 3300, Houston, Texas 77057.
General Matters
Neither the Board nor management intend to bring before the Meeting any business other than the matters referred to in the Notice of the Meeting and this proxy statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.
Notice of Internet Availability
We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable SEC rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.
To access and review the proxy materials for the Meeting, go to www.proxyvote.com and follow the instructions on the website.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of the Board of Directors during 2024 were Joseph Goldschmid, Chair, Catherine J. Hughes, Kristian Johansen, Elizabeth D. Leykum and James W. Swent, III. There are no matters relating to interlocks or insider participation that we are required to report.
Householding of Shareholder Materials
We participate, and some brokers, banks and other nominee record holders may be participating, in the practice of householding proxy materials, which means that we and any participating brokers, banks and other nominee record holders will deliver only one Notice of Internet Availability of Proxy Materials or proxy materials to multiple shareholders sharing an address unless we have, or such broker, bank, trust or other nominee record holder has, received contrary instructions from one or more shareholders at such address. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials or set of proxy materials. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to any shareholder at a shared address to which a single copy of such documents was delivered. You may request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials and request that you receive a single copy or multiple copies in the future by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.

70	Valaris Limited	valaris.com

Other Matters
Information for Shareholder Proposals at the 2026 Annual General Meeting of Shareholders
Any of our shareholders intending to present a proposal at the next Annual General Meeting of Shareholders expected to be held in 2026 (the "2026 Annual General Meeting") must deliver such proposal to our principal executive office, in writing and in accordance with SEC Rule 14a-8, no later than December 18, 2025 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to our Company Secretary by certified mail, return receipt requested.
In addition, apart from the SEC Rule 14a-8 process described above, if a shareholder wishes to present a proposal at the 2026 Annual General Meeting or to nominate a person for election as a director, such shareholder and the proposal must comply with the requirements set forth in our bye-laws and subject to any other requirements of law, including that the shareholder give timely notice of the proposal or nomination in writing. To be timely, such notice must be delivered to or mailed and received by our Company Secretary at our principal executive offices, not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s Annual General Meeting of Shareholders, subject to any other requirements of law; provided, however, that in the event that the date of the 2026 Annual General Meeting of Shareholders is not more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered no later than 10 days following the earlier of the date on which notice of the 2026 Annual General Meeting of Shareholders was posted to members or the date on which public announcement of the date of the 2026 Annual General Meeting of Shareholders was made. In the case of the 2026 Annual General Meeting of Shareholders, references to the anniversary date of the preceding year’s Annual General Meeting of Shareholders shall mean the first anniversary of June 12, 2025, being June 12, 2026, and notice would be due no earlier than February 12, 2026 and no later than March 14, 2026.
In addition to giving notice pursuant to the advance notice provisions of the Company’s bye-laws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required under Rule 14a-19, the SEC’s universal proxy rule, to the Company Secretary regarding such intent no later than April 13, 2026 (or, if the 2026 Annual General Meeting of Shareholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2026 Annual General Meeting of Shareholders or the 10th calendar day following the day on which public announcement of the 2026 Annual General Meeting of Shareholders is first made by the Company).
Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals, including provision of certain information specified in our bye-laws, such as information concerning the nominee of the proposal, if any, and the shareholder and the beneficial owner, as the case may be.
One or more shareholders of record who hold at least 1% of our issued and outstanding common shares as of the record date for the 2026 Annual General Meeting and at the time of such Meeting and has complied with the requirements in our bye-laws may nominate a director nominee or make a proposal for business.
Any proposed nomination or business that does not meet the requirements set forth in our bye-laws, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, may be declared out of order and may not be considered at the 2026 Annual General Meeting of Shareholders.

valaris.com	2025 Proxy Statement	71

Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we use certain non-GAAP measures to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with GAAP.
Reconciliation of Net Income to Adjusted EBITDA
We define "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

(In millions)	2024
Net income attributable to Valaris	$373.4
Net loss attributable to noncontrolling interest	(3.6)
Net income	$369.8
Add (subtract):
Income tax provision	0.4
Interest expense	84.8
Other income	(102.7)
Operating income	$352.3
Add:
Depreciation expense	122.1
Equity in losses of ARO	11.0
Adjusted EBITDA	$485.4
Reconciliation of Cash from Operating Activities to Free Cash Flow
We define "Free Cash Flow" as net cash provided by operating activities less capital expenditures. Free Cash Flow is a non-GAAP measure that our management uses to assess the cash generation of our fleet after paying operating expenses and capital expenditures to maintain and upgrade our assets. We believe that this measure is useful to investors and analysts in allowing for greater transparency of the cash generation of our business.

(In millions)	June 1, 2024 - December 31, 2024
Net cash provided by operating activities	$317.6
Additions to property and equipment	(193.6)
Free cash flow	$124.0

72	Valaris Limited	valaris.com

VALARIS

ATTN: INVESTOR RELATIONS
5847 SAN FELIPE
SUITE 3300
HOUSTON, TX 77057

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Have your proxy card in hand when you access the website and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company, consent to receive all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up, please follow the Vote by Internet instructions and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

The "Abstain" option is provided to enable you to refrain from voting on any particular resolution. However, it should be noted that selecting "Abstain" will not be counted in the calculation of the proportion of the votes "For" and "Against" a resolution.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68372-P27718

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALARIS LIMITED

The Board of Directors of Valaris (the "Board") recommends you vote "For" each director nominee in Resolution 1 and "For" Resolutions 2 and 3

1. To elect Directors to serve until the next Annual General Meeting of Shareholders

Nominees:	**For**	**Against**	**Abstain**
1a. Elizabeth D. Leykum	☐	☐	☐
1b. Anton Dibowitz	☐	☐	☐
1c. Dick Fagerstal	☐	☐	☐
1d. Joseph Goldschmid	☐	☐	☐
1e. Catherine J. Hughes	☐	☐	☐
1f. Kristian Johansen	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer. The completion and return of this form will not preclude a shareholder from attending the meeting and voting in person provided such shareholder has specifically requested for this proxy to be revoked.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
Valaris Limited
June 12, 2025

Please mark, date, sign and mail
the proxy card in the
envelope provided as soon as possible
TO BE RECEIVED NO LATER THAN 3:00 P.M. EASTERN TIME JUNE 11, 2025
to ensure that your vote is counted.

If voting by mail, please detach along the perforated line and mail in the envelope provided.

V68373-P27718

PROXY
Valaris Limited

Annual General Meeting of Shareholders
at 8:00 a.m. Bermuda Time, Thursday, June 12, 2025
Juneland Room in the Hamilton Princess
76 Pitts Bay Road
Pembroke, Hamilton HM 08, Bermuda

The undersigned shareholder of Valaris Limited hereby revokes all previous proxies and appoints Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Senior Vice President, General Counsel and Secretary, or either of them, as proxies, each with full power of substitution and authority, to represent and vote as designated on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting all the shares that the undersigned shareholder is entitled to vote at the above-stated Annual General Meeting of Shareholders and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALARIS LIMITED AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED, BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE IN RESOLUTION 1, AND "FOR" RESOLUTIONS 2 AND 3 AND AT THE DISCRETION OF THE PERSONS DESIGNATED BY THE BOARD OF DIRECTORS AS YOUR PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN RESOLUTION 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Continued and to be signed on reverse side